                                                                   EXHIBIT 10.52


                                                               EXECUTION VERSION


================================================================================


                                CREDIT AGREEMENT


                                      among


                            LAM RESEARCH CORPORATION

                                       and

                            THE LENDERS NAMED HEREIN

                                       and

             ABN AMRO BANK N.V., San Francisco International Branch,
                            as Agent for the Lenders

                                       and

                        DEUTSCHE BANK AG New York Branch,
                     as documentation agent for the Lenders


                                 April 13, 1998

================================================================================

                                CREDIT AGREEMENT
                               TABLE OF CONTENTS

                                                                                         PAGE
   SECTION I.  INTERPRETATION...........................................................    1

        1.01.  Definitions..............................................................    1

        1.02.  GAAP.....................................................................   13

        1.03.  Headings.................................................................   14

        1.04.  Plural Terms.............................................................   14

        1.05.  Time.....................................................................   14

        1.06.  Governing Law............................................................   14

        1.07.  Construction.............................................................   14

        1.08.  Entire Agreement.........................................................   14

        1.09.  Calculation of Interest and Fees.........................................   14

        1.10.  Other Interpretive Provisions............................................   14

  SECTION II.  CREDIT FACILITY..........................................................   15

        2.01.  Loan Facility............................................................   15

        2.02.  Letter of Credit Facility................................................   18

        2.03.  Amount Limitations, Commitment Reductions, Etc...........................   23

        2.04.  Fees.....................................................................   24

        2.05.  Prepayments..............................................................   25

        2.06.  Other Payment Terms......................................................   26

        2.07.  Notes and Interest Account...............................................   27

        2.08.  Loan Funding.............................................................   27

        2.09.  Pro Rata Treatment.......................................................   28

        2.10.  Change of Circumstances..................................................   29

        2.11.  Taxes on Payments........................................................   32

        2.12.  Funding Loss Indemnification.............................................   33

        2.13.  Replacement of Lenders...................................................   34

 SECTION III.  CONDITIONS PRECEDENT.....................................................   34

                               TABLE OF CONTENTS
                                  (CONTINUED)

        3.01.  Initial Conditions Precedent.............................................   34

        3.02.  Conditions Precedent to Each Credit Event................................   34

        3.03.  Covenant to Deliver......................................................   35

  SECTION IV.  REPRESENTATIONS AND WARRANTIES...........................................   35

        4.01.  Borrower's Representations and Warranties................................   35

        4.02.  Reaffirmation............................................................   39

   SECTION V.  COVENANTS................................................................   40

        5.01.  Affirmative Covenants....................................................   40

        5.02.  Negative Covenants.......................................................   43

  SECTION VI.  DEFAULT..................................................................   50

        6.01.  Events of Default........................................................   50

        6.02.  Remedies.................................................................   53

 SECTION VII.  THE AGENT AND RELATIONS AMONG LENDERS....................................   53

        7.01.  Appointment, Powers and Immunities.......................................   53

        7.02.  Reliance by Agent........................................................   54

        7.03.  Defaults.................................................................   54

        7.04.  Indemnification..........................................................   54

        7.05.  Non-Reliance.............................................................   54

        7.06.  Resignation of Agent.....................................................   55

        7.07.  Authorization............................................................   55

        7.08.  Agent in its Individual Capacity.........................................   55

SECTION VIII.  MISCELLANEOUS............................................................   55

        8.01.  Notices..................................................................   55

        8.02.  Expenses.................................................................   57

        8.03.  Indemnification..........................................................   57

        8.04.  Waivers; Amendments......................................................   58

        8.05.  Successors and Assigns...................................................   58

        8.06.  Setoff...................................................................   62

                               TABLE OF CONTENTS
                                  (CONTINUED)

        8.07.  No Third Party Rights....................................................   62

        8.08.  Partial Invalidity.......................................................   62

        8.09.  Jury Trial...............................................................   62

        8.10.  Counterparts.............................................................   63

SCHEDULES

        I             Lenders (Preamble)
1    1.01(a)          Pricing Grid
        3.01          Initial Conditions Precedent
        4.01(q)       Subsidiaries
        5.02(a)       Existing Indebtedness
        5.02(b)       Existing Liens

EXHIBITS

        A             Notice of Borrowing (2.01(b))
        B             Notice of Conversion (2.01(d))
        C             Notice of Interest Period Selection (2.01(e))
        D             Note (2.07(a))
        E             Assignment Agreement (8.05(c))

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of April 13, 1998, is entered into by and among:

            (1) LAM RESEARCH CORPORATION, a Delaware corporation ("Borrower");

            (2) Each of the financial institutions from time to time listed in
      Schedule I hereto, as amended from time to time (such financial institutions to be referred to herein collectively as the "Lenders");

            (3) DEUTSCHE BANK AG New York Branch, as documentation agent; and

            (4) ABN AMRO BANK N.V., San Francisco International Branch, as agent for the Lenders (in such capacity, "Agent").

                                   RECITALS

      A. Borrower has requested the Lenders to provide certain credit facilities to Borrower.

      B. The Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION I. INTERPRETATION.

      1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

      "ABN" shall mean ABN AMRO Bank N.V., San Francisco International Branch.

      "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such

Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall Agent or any Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" shall have the meaning given to that term in clause (4) of the introductory paragraph hereof.

      "Agent's Fee Letter" shall mean the letter agreement dated as of March 23, 1998 between Borrower and Agent.

      "Agreement" shall mean this Credit Agreement.

      "Applicable Lending Office" shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Agent as the office at which such Lender's Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's Loans will thereafter be made.

      "Applicable Margin" shall mean, with respect to any Loan at any time, the per annum margin which is determined pursuant to the Pricing Grid and added to the Base Rate or LIBO Rate, as the case may be, for such Loan; provided, however, that each Applicable Margin determined pursuant to the Pricing Grid shall be increased by two percent (2.00%) on the date an Event of Default occurs and shall continue at such increased rate during the continuance of such Event of Default.

      "Assignee Lender" shall have the meaning given to that term in Subparagraph 8.05(c).

      "Assignment" shall have the meaning given to that term in Subparagraph 8.05(c).

      "Assignment Agreement" shall have the meaning given to that term in Subparagraph 8.05(c).

      "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

      "Assignor Lender" shall have the meaning given to that term in Subparagraph 8.05(c).

      "Base Rate" shall mean, on any day, the greater of (a) the Reference Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

      "Base Rate Loan" shall mean, at any time, a Loan which then bears interest as provided in clause (i) of Subparagraph 2.01(c).

      "Borrower" shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

      "Borrowing" shall mean a borrowing by Borrower consisting of the Loans made by each of the Lenders on the same date and of the same Type pursuant to a single Notice of Borrowing.

      "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (b) if such Business Day is related to a Loan which bears or is to bear interest based on a LIBO Rate, dealings in Dollar deposits are carried out in the London interbank market.

      "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.10(d).

      "Capital Asset" shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

      "Capital Expenditures" shall mean, with respect to any Person and any period, all amounts expended and indebtedness incurred or assumed by such Person during such period for the acquisition of Capital Assets (including all amounts expended and indebtedness incurred or assumed in connection with Capital Leases).

      "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

      "Change of Law" shall have the meaning given to that term in Subparagraph 2.10(b).

      "Closing Date" shall mean April 13, 1998.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" shall mean, with respect to any Lender at any time, such Lender's Proportionate Share at such time of the Total Commitment at such time.

      "Commitment Fee Percentage" shall mean, with respect to the Unused Commitment at any time, the per annum rate which is determined pursuant to the Pricing Grid and used to calculate the Commitment Fees.

      "Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(b).

      "Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a).

      "Contingent Obligation" shall mean, with respect to any Person, without duplication, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any letters of credit, acceptances, bank guaranties, surety bonds or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) as a partner or joint venturer in any partnership or joint venture, or (iii) incurred pursuant to any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

      "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

      "Credit Documents" shall mean and include this Agreement, the LC Applications, the Notes and the Agent's Fee Letter; all other documents, instruments and agreements delivered to Agent or any Lender pursuant to Paragraph 3.01; and all other documents, instruments and agreements delivered by Borrower or any of its Subsidiaries to Agent or any Lender in connection with this Agreement on or after the date of this Agreement.

      "Credit Event" shall mean the making of any Loan; the conversion of any Base Rate Loan into a LIBOR Loan; the selection of a new Interest Period for any LIBOR Loan; the issuance of any Letter of Credit or any amendment of any Letter of Credit which increases its stated amount or extends it expiration date.

      "Debt Service Coverage Ratio" shall mean, with respect to any Person for any fiscal quarter, the ratio, determined on a consolidated basis in accordance with GAAP where applicable, of;

            (a) The EBITDAR of such Person and its Subsidiaries for such quarter;

                                       to

            (b) The sum of (i) all Interest Expenses of such Person and its Subsidiaries for such quarter, (ii) all rental expenses for such Person and its Subsidiaries for such quarter, and (iii) one-fourth of all principal payments on Indebtedness for borrowed money of such Person and its Subsidiaries scheduled for payment during the four quarters immediately succeeding the quarter for which EBITDAR is calculated pursuant to clause (a).

      "Debt Rating" shall mean, with respect to Borrower as of any date of determination, the ratings from S&P and Moody's applicable on such date to Borrower's senior unsecured long-term debt.

      "Default" shall mean any event or circumstance not yet constituting an Event of Default which with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

      "Defaulting Lender" shall mean a Lender which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from Agent.

      "Dollars" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

      "Drawing Payment" shall have the meaning given to that term in Subparagraph 2.02(c).

      "EBITDAR" shall mean, with respect to any Person for any period, the sum of the following, determined on a consolidated basis in accordance with GAAP where applicable:

            (a) The net income or net loss of such Person and its Subsidiaries (including interest income) for such period before provision for income taxes;

                                      plus

            (b) The sum of (i) all Interest Expenses of such Person and its Subsidiaries accruing during such period and (ii) all depreciation, amortization and rental expenses of such Person and its Subsidiaries accruing during such period (in each case, to the extent deducted in calculating net income or loss in clause (a) above).

      "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      "Environmental Laws" shall mean all Requirements of Law relating to the protection of human health and the environment, including, without limitation, all Requirements of Law, pertaining to reporting, licensing, permitting, transportation, storage, disposal, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature.

      "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, other than convertible debt securities which have not been converted into common stock, preferred stock, participations, shares, partnership interests or other equity interests in any such Person.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

      "ERISA Affiliate" shall mean any Person which is treated as a single employer with Borrower under Section 414 of the Code.

      "Event of Default" shall have the meaning given to that term in Paragraph 6.01.

      "Federal Funds Rate" shall mean, for any day, the Federal funds effective rate as set forth in the weekly statistical release designated as H.15(519) published by the Federal Reserve Bank of New York for such day, or in any successor publication (or, if such rate is not so published for any day, the average rate quoted to Agent on and for such day by three (3) Federal funds brokers of recognized standing selected by Agent).

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

      "Financial Performance Letter of Credit" shall have the meaning given to that term in Subparagraph 2.02(a).

      "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

      "Funded Debt" of any Person shall mean, without duplication, all Indebtedness of such Person, as described in Subparagraphs (a)-(d) of the definition of Indebtedness.

      "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

      "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

      "Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

      "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any

Governmental Authority.

      "Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

      "Hazardous Materials" shall mean all materials, substances and wastes which are classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law or which are hazardous, toxic, harmful or dangerous to human health.

      "Indebtedness" of any Person shall mean, without duplication:

            (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money;

            (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under credit facilities which secure or finance such purchase price and obligations under synthetic leases), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

            (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

            (d) All obligations of such Person as lessee under or with respect to Capital Leases;

            (e) All obligations of such Person with respect to accounts receivable and related rights and property sold, assigned or transferred by such Person with recourse to such Person;

            (f) All Contingent Obligations of such Person; and

            (g) All Indebtedness of other Persons of the types described in clauses (a) - (f) above to the extent secured by (or for which any holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

      "Interest Account" shall have the meaning given to that term in Subparagraph 2.07(b).

      "Interest Expenses" shall mean, with respect to any Person for any period, the sum, determined on a consolidated basis in accordance with GAAP, of all interest accruing on the Indebtedness of such Person during such period (including interest attributable to Capital Leases).

      "Interest Period" shall mean, with respect to any LIBOR Loan, the time periods selected by Borrower pursuant to Subparagraph 2.01(b) or Subparagraph 2.01(d) which commences on the first day of such Loan or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by Borrower pursuant to Subparagraph 2.01(e) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

      "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in clause (g) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business, (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business, and (c) Capital Expenditures of such Person incurred in the ordinary course of business.

      "Issuing Bank" shall have the meaning given to that term in Subparagraph 2.02(a).

      "LC Application" shall have the meaning given to that term in Subparagraph 2.02(b).

      "LC Commitment" shall have the meaning given to that term in Subparagraph 2.02(a).

      "LC Fee Rate" shall mean, with respect to Letters of Credit, the per annum rate which is determined pursuant to the Pricing Grid and used to calculate the LC Usage Fees.

      "LC Issuance Fees" shall have the meaning given to that term in Subparagraph 2.04(c).

      "LC Usage Fees" shall have the meaning given to that term in Subparagraph 2.04(c).

      "Lenders" shall have the meaning given to that term in clause (2) of the introductory paragraph hereof. Unless otherwise indicated, the term "Lenders" shall include ABN acting in its capacity as Issuing Bank; for purposes of clarification only, to the extent ABN may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Bank, its status as such will be specifically referenced.

      "Letter of Credit" shall have the meaning given to that term in Subparagraph 2.02(a).

      "LIBO Rate" shall mean, with respect to any Interest Period for the LIBOR Loans in any Borrowing consisting of LIBOR Loans, a rate per annum equal to the quotient of (a) the offered rate per annum (rounded upward if necessary to the nearest 1/16 of one percent) appearing on the Telerate page 3750 (or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans or Portion in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Agent's reasonable discretion, (i) the rate per annum at which Dollar deposits are offered to Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to Agent in, or by Agent to major banks in, any offshore interbank eurodollar market selected by Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 A.M. (New York time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by Agent as part of such Borrowing.

      "LIBOR Loan" shall mean, at any time, a Loan which then bears interest as provided in clause (ii) of Subparagraph 2.01(c).

      "Lien" shall mean, with respect to any property, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

      "Loan" shall have the meaning given to that term in Subparagraph 2.01(a).

      "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board, as amended from time to time, and any successor regulation thereto.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial condition of Borrower and its Subsidiaries; (b) the ability of Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; or
(c) the rights and remedies of Agent or any Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement.

      "Material Subsidiary" shall mean, with respect to any Subsidiary of the Borrower, any

Subsidiary whose (a) total assets exceed ten percent (10%) of the consolidated total assets of Borrower and its Subsidiaries at any time or (b) gross revenues exceed five percent (5%) of the consolidated gross revenues of Borrower and its Subsidiaries at any time.

      "maturity" shall mean, with respect to any Loan, interest, Reimbursement Obligation, fee or other amount payable by Borrower under this Agreement or the other Credit Documents, the date such Loan, Reimbursement Obligation, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

      "Maturity Date" shall mean April 13, 2001.

      "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

      "Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

      "Net Proceeds" shall mean, with respect to any sale or issuance of any Equity Security by any Person, the aggregate consideration received by such Person from such sale or issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such sale or issuance that are to be paid by such Person.

      "Non-Financial Performance Letter of Credit" shall have the meaning given to that term in Subparagraph 2.02(a).

      "Note" shall have the meaning given to that term in Subparagraph 2.07(a).

      "Notice of Borrowing" shall have the meaning given to that term in Subparagraph 2.01(b).

      "Notice of Conversion" shall have the meaning given to that term in Subparagraph 2.01(d).

      "Notice of Interest Period Selection" shall have the meaning given to that term in Subparagraph 2.01(e).

      "Obligations" shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

      "Participant" shall have the meaning given to that term in Subparagraph 8.05(b).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Indebtedness" shall have the meaning given to that term in Subparagraph 5.02(a).

      "Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(b).

      "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

      "Pricing Grid" shall mean Schedule 1.01(a).

      "Prior Credit Agreement" shall mean that certain Credit Agreement, dated as of December 20, 1995 (as amended), among Borrower, the financial institutions party thereto, and ABN, as agent for such financial institutions.

      "Proportionate Share" shall mean, with respect to each Lender, the percentage set forth under the caption "Proportionate Share" opposite such Lender's name on Schedule I, or, if changed, such percentage as may be set forth for such Lender in the Register.

      "Quick Ratio" shall mean, with respect to any Person at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

            (a) The remainder at such time of (i) the sum of all cash, cash equivalents (less than ninety (90) days in term), short-term marketable securities (less than one (1) year in term) and accounts receivable of such Person and its Subsidiaries (less all reserves therefor) minus (ii) the sum of (A) the aggregate amount of such cash, cash equivalents, short-term marketable securities and accounts receivable which are subject to any Lien or are otherwise encumbered or restricted (to the extent such amounts do not secure a corresponding current liability amount included in the calculation of subpart (b) below), and (B) with respect to any accounts receivable sold, assigned or transferred, to the extent included under subpart (a)(i) above, the aggregate amount of any accounts receivable representing the discounted portion of such accounts receivable so sold, assigned or transferred;

                                       to

            (b) The sum at such time of (i) the current liabilities of such Person and its Subsidiaries, (ii) the aggregate principal amounts outstanding under any revolving credit facility (including, without limitation, in the case of Borrower, the aggregate principal amount of all Loans then outstanding), and (iii) in the event such Person or any of its Subsidiaries exercises a purchase option under a synthetic lease or a purchase payment otherwise becomes due under a synthetic lease, the portion of any synthetic lease payment that would be utilized to purchase the underlying property within one year of the date of such exercise or acceleration.

      "Reference Rate" shall mean the per annum rate publicly announced by Agent from time to time at its Chicago office. The Reference Rate is determined by Agent from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Agent at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Reference Rate shall become effective on the Business Day on which each change in the Reference Rate occurs.

      "Reimbursement Obligation" shall have the meaning given to that term in Subparagraph 2.02(c).

      "Reimbursement Payment" shall have the meaning given to that term in Subparagraph 2.02(c).

      "Register" shall have the meaning given to that term in Subparagraph 8.05(d).

      "Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

      "Required Lenders" shall mean (a) at any time Loans and/or Reimbursement Obligations are outstanding, Lenders holding sixty-six and two-thirds percent (66-2/3%) or more of the aggregate principal amount of such Loans and/or Reimbursement Obligations and (b) at any time no Loans and/or Reimbursement Obligations are outstanding, Lenders whose Proportionate Shares equal or exceed sixty-six and two-thirds percent (66-2/3%).

      "Requirement of Law" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserve Requirement" shall mean, with respect to any day in an Interest Period for a LIBOR Loan, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on Lender by any Governmental Authority.

      "S&P" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

      "Senior Funded Debt" of any Person shall mean any Funded Debt which is not Subordinated Debt.

      "Senior Indebtedness" of any Person shall mean, without duplication:

            (a) all Senior Funded Debt of such Person;

            (b) all Contingent Obligations of such Person;

            (c) all obligations of such Person with respect to any synthetic leases (excluding the portion of such obligations which are irrevocably secured by cash or cash equivalents); and

            (d) all obligations of such Person with respect to any sale, transfer or assignment of accounts receivable and related rights and property by such Person with recourse to such Person.

      "Senior Indebtedness Ratio" shall mean, with respect to any Person at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

            (a) The total Senior Indebtedness of such Person and its Subsidiaries at such time;

                                       to

            (b) The sum at such time of (i) the total Senior Indebtedness and Subordinated Debt of such Person and its Subsidiaries at such time plus
      (ii) the total Tangible Net Worth of such Person and its Subsidiaries at such time.

      "Subordinated Debt" shall mean, collectively, (i) Borrower's $310,000,000 Five Percent (5%) Convertible Subordinated Notes due 2002, and (ii) and any other subordinated debt permitted by Subparagraph 5.02(a)(xi).

      "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

      "Tangible Net Worth" shall mean, with respect to any Person at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of such Person and its Subsidiaries minus (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of such Person and its Subsidiaries, (ii) all reserves established by such Person and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above), and (iii) all intangible assets of such Person and its Subsidiaries (to the extent included in calculating total assets in clause (a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

      "Taxes" shall have the meaning given to such term in Subparagraph 2.11(a).

      "Total Commitment" shall have the meaning given to that term in Subparagraph 2.03(a).

      "Type" shall mean, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based on the Base Rate or the LIBO Rate.

      "UCP" shall have the meaning given to that term in Subparagraph 2.02(a).

      "Unused Commitment" shall mean, at any time, the remainder of (a) the Total Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Loans then outstanding, (ii) the aggregate amount available for drawing under all Letters of Credit then outstanding, and (iii) the aggregate amount of all Reimbursement Obligations then outstanding.

      1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrower, the Lenders and Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrower, the Lenders and Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

      1.03. Headings. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

      1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

      1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

      1.06. Governing Law. This Agreement and each of the other Credit Documents (unless otherwise provided in such other Credit Documents) shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

      1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower, each Lender, Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower, any Lender or Agent.

      1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrower, the Lenders and Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (including, without limitation, the Prior Credit Agreement and the commitment letter dated as of March 23, 1998 between Borrower and Agent).

      1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Reference Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

      1.10. Other Interpretive Provisions. References in this Agreement to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement and each of the other Credit Documents to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. References in this Agreement and each of the other Credit Documents to any statute or other law (i) shall include any successor statute or law, (ii) shall include all rules and regulations promulgated under such statute or law (or any successor statute or law), and (iii) shall mean such statute or law (or successor statute or law) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. This Agreement and the other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

SECTION II. CREDIT FACILITY.

      2.01. Loan Facility.

            (a) Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), each Lender severally agrees to advance to Borrower from time to time during the period beginning on the Closing Date and ending on the Maturity Date such loans as Borrower may request under this Paragraph 2.01 (individually, a "Loan"). All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares, with each Borrowing to be comprised of a Loan by each Lender equal to such Lender's Proportionate Share of such Borrowing. Except as otherwise provided herein, Borrower may borrow, repay and reborrow Loans until the Maturity Date.

            (b) Notice of Borrowing. Borrower shall request each Borrowing by delivering to Agent an irrevocable written notice in the form of Exhibit A, appropriately completed (a "Notice of Borrowing"), which specifies, among other things:

                  (i) The principal amount of the requested Borrowing, which shall be in the amount of (A) $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans; or (B) $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;

                  (ii) Whether the requested Borrowing is to consist of Base
            Rate Loans or LIBOR Loans;

                  (iii) If the requested Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by Borrower for such Loans in accordance with Subparagraph 2.01(e); and

                  (iv) The date of the requested Borrowing, which shall be a
            Business Day;

      Provided, however, that all Borrowings made during the period commencing on the Closing Date and ending three (3) Business Days thereafter shall consist solely of Base Rate Loans. Borrower shall give each Notice of Borrowing to Agent at least three (3) Business Days before the date of the requested Borrowing in the case of a Borrowing consisting of LIBOR Loans and at least one (1) Business Day before the date of the requested Borrowing in the case of a Borrowing consisting of Base Rate Loans. Each

      Notice of Borrowing shall be delivered by first-class mail or facsimile to Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Agent the original of any Notice of Borrowing initially delivered by facsimile. Agent shall promptly (but in any event no later than 5:00 p.m., San Francisco time, on the Business Day Agent is deemed to receive such notice under Paragraph 8.01) notify each Lender of the contents of each Notice of Borrowing and of the amount and Type of (and, if applicable, the Interest Period for) each Loan to be made by such Lender as part of the requested Borrowing.

            (c) Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the maturity thereof, at one of the following rates per annum:

                  (i) During such periods as such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change;

                  (ii) During such periods as such Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

All Loans in each Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. The Applicable Margins for Loans shall be determined as provided in the Pricing Grid and may change as provided in the Pricing Grid. The number of Borrowings consisting of LIBOR Loans shall not exceed twenty (20) at any time.

            (d) Conversion of Loans. Borrower may convert any Borrowing from one Type of Borrowing to another Type; provided, however, that any conversion of a Borrowing consisting of LIBOR Loans into a Borrowing consisting of Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans. Borrower shall request such a conversion by an irrevocable written notice to Agent in the form of Exhibit B, appropriately completed (a "Notice of Conversion"), which specifies, among other things:

                  (i) The Borrowing which is to be converted;

                  (ii) The Type of Borrowing into which such Borrowing is to be converted;

                  (iii) If such Borrowing is to be converted into a Borrowing consisting of LIBOR Loans, the initial Interest Period selected by Borrower for such Loans in accordance with Subparagraph 2.01(e); and

                  (iv) The date of the requested conversion, which shall be a
            Business Day.

Borrower shall give each Notice of Conversion to Agent at least three (3) Business Days before the date of the requested conversion in the case of a conversion into a Borrowing consisting of LIBOR Loans and at least one (1) Business Day before the date of the requested conversion in the case of a conversion into a Borrowing consisting of Base Rate Loans. Each Notice of Conversion shall be delivered by first-class mail or facsimile to Agent at the office or to the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Agent the original of any Notice of Conversion initially delivered by facsimile. Agent shall promptly (but in any event no later than 5:00 p.m., San Francisco time, on the Business Day Agent receives such notice under Paragraph 8.01) notify each Lender of the contents of each Notice of Conversion.

            (e) LIBOR Loan Interest Periods.

                  (i) The initial and each subsequent Interest Period selected by Borrower for a LIBOR Loan shall be one (1), two (2), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
            (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
            (C) no such Interest Period shall end after the Maturity Date.

                  (ii) Borrower shall notify Agent by an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Interest Period Selection"), at least three (3) Business Days prior to the last day of each Interest Period for LIBOR Loans of the Interest Period selected by Borrower for the next succeeding Interest Period for such Loans. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Agent the original of any Notice of Interest Period Selection initially delivered by facsimile. If Borrower fails to notify Agent of the next Interest Period for LIBOR Loans in accordance with this Subparagraph 2.01(e), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Agent shall promptly (but in any event no later than 5:00 p.m., San Francisco time, on the Business Day Agent receives such notice under Paragraph 8.01) notify each Lender of the contents of each Notice of Interest Period Selection.

            (f) Scheduled Loan Payments. Borrower shall repay the principal amount of the Loans on the Maturity Date. Borrower shall pay accrued interest on the unpaid principal amount of each Loan in arrears (A) in the case of a Base Rate Loan, on the last day in each March, June, September and December (commencing June 30, 1998), (B) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months); and (C) in the case of all Loans, upon prepayment (to the extent thereof) and at maturity.

            (g) Purpose. Borrower shall use the proceeds of the Loans for Borrower's general corporate needs.

      2.02. Letter of Credit Facility.

            (a) Letter of Credit Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), ABN (in its capacity as the issuer of letters of credit under this Paragraph 2.02, "Issuing Bank") agrees to issue on behalf of Borrower from time to time during the period beginning on the Closing Date and ending on the Maturity Date such standby letters of credit as Borrower may request under this Paragraph 2.02 (individually, a "Letter of Credit"); provided, however, as follows:

                  (i) The aggregate amount available for drawing under all
            Letters of Credit at any time outstanding plus the aggregate amount of all Reimbursement Obligations at any time outstanding shall not exceed Fifty Million Dollars ($50,000,000) (such amount, the "LC Commitment") and each Letter of Credit shall be in a face amount of not less than Five Hundred Thousand Dollars ($500,000).

                  (ii) Each Letter of Credit shall be an irrevocable standby
            Letter of Credit issued to secure (a) trade payables in the ordinary course of Borrower's business (provided such trade payables are not overdue on the date of issuance of such Letter of Credit) or other financial obligations of Borrower (other than (1) trade payables which are overdue or (2) any other financial obligations of Borrower under which a default or any event which with the giving of notice or lapse of time or both would constitute a default exists) (individually, a "Financial Performance Letter of Credit"), or (b) non-financial obligations of Borrower to perform in the ordinary course of Borrower's business (individually, a "Non-Financial Performance Letter of Credit"). Whether a Letter of Credit is a Financial Performance Letter of Credit or a Non-Financial Performance Letter of Credit shall be determined by Issuing Bank in its reasonable discretion in accordance with its usual custom and procedures taking into account applicable federal and state bank regulations and opinions.

                  (iii) Each Letter of Credit shall expire on or prior to the
            Maturity Date.

                  (iv) Except as otherwise provided herein, each Letter of
            Credit shall be governed by the Uniform Customs and Practices for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") prior to the date of issuance of such Letter of Credit and the terms of the UCP are hereby incorporated by reference with respect to each Letter of Credit.

                  (v) Each Letter of Credit shall be in a form reasonably
            acceptable to Issuing Bank.

Except as otherwise provided herein, Borrower may request Letters of Credit, cause or allow Letters of Credit to expire and request additional Letters of Credit until the Maturity Date.

            (b) LC Application. Borrower shall request each Letter of Credit by delivering to Agent and Issuing Bank an irrevocable written application in a form reasonably acceptable to Issuing Bank, appropriately completed (an "LC Application"), which specifies, among other things:

                  (i) The stated amount of the requested Letter of Credit which shall be in a face amount of not less than Five Hundred Thousand Dollars ($500,000) for each requested Letter of Credit and shall only be issued in United States Dollars;

                  (ii) The name and address of the beneficiary of the requested
            Letter of Credit;

                  (iii) The expiration date of the requested Letter of Credit;

                  (iv) The documentary conditions for drawing under the
            requested Letter of Credit;

                  (v) The date of issuance for the requested Letter of Credit, which shall be a Business Day; and

                  (vi) The aggregate amount available for drawing under all
            Letters of Credit then outstanding.

Borrower shall give each LC Application to Issuing Bank at least three (3) Business Days before the proposed date of issuance of the requested Letter of Credit. Each LC Application shall be delivered by first-class mail or facsimile to Agent and Issuing Bank at their respective offices or facsimile numbers and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Issuing Bank the original of any LC Application initially delivered by facsimile. Agent shall promptly notify each Lender of the contents of each LC Application. In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement shall control.

            (c) Disbursement and Reimbursement.

                  (i) Disbursement. Issuing Bank will notify Borrower by
            facsimile forthwith upon receipt of the presentment of any demand for payment under any Letter of Credit, together with notice of the amount of such payment and the date such payment shall be made. Subject to the terms and provisions of such Letter of Credit, Issuing Bank shall make such payment (a "Drawing Payment") to the appropriate beneficiary.

                  (ii) Time of Reimbursement. Not later than 11:00 a.m. on the day following each Drawing Payment made by Issuing Bank, Borrower shall make or cause to be made to Issuing Bank a payment in the amount of such Drawing Payment (a "Reimbursement Payment"), together with any accrued interest thereon as provided below; provided, however, that (1) Borrower shall make such Reimbursement Payment to, or cause such Reimbursement Payment to be made to, Agent for the benefit of the Lenders if, prior to the time such Reimbursement Payment is made, Issuing Bank has notified Borrower that it has requested the Lenders pursuant to clause (ii) of Subparagraph 2.02(d) to pay to Issuing Bank their respective Proportionate Shares of the Drawing Payment made by Issuing Bank and (2) Borrower shall pay interest on the amount of any Reimbursement Payment not paid on the same day that the applicable Drawing Payment is made at a per annum rate equal to (y) for the first day, the rate then applicable to Loans which are Base Rate Loans and (z) for the second day and any subsequent day, the rate then applicable to Loans which are Base Rate Loans plus two percent per annum. If any such Reimbursement Payment is made to Agent, Agent shall promptly pay to each Lender which has paid its Proportionate Share of the Drawing Payment, such Lender's Proportionate Share of the Reimbursement Payment, together with any accrued interest thereon as provided above, and shall promptly pay to Issuing Bank the balance of such Reimbursement Payment, together with any accrued interest thereon as provided above.

                  (iii) Reimbursement Obligation Absolute. The obligation of
            Borrower to reimburse Issuing Bank or the Lenders, as the case may be, for Drawing Payments (such obligation, together with the obligation to pay interest thereon, to be referred to herein collectively as a "Reimbursement Obligation") shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under and without regard to any circumstances, including, without limitation (A) any lack of validity or enforceability of any of the Credit Documents, (B) the existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), Issuing Bank, Agent, any other Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other Credit Documents, or in any unrelated transaction, (C) any breach of contract or dispute between Borrower, any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), Issuing Bank, any Agent, any

            Lender or any other Person, (D) any demand, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (E) payment by Issuing Bank under any Letter of Credit against presentation of a demand for payment which does not comply with the terms of such Letter of Credit, (F) any non-application or misapplication by any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting) of the proceeds of any drawing under such Letter of Credit or (G) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Issuing Bank, Agent or any Lender, with or without notice to or approval by Borrower, with respect to Borrower's indebtedness under this Agreement; provided, however, that this Subparagraph 2.02(c) shall not abrogate any right which Borrower may have to seek to enjoin any drawing under any Letter of Credit or to recover damages from Issuing Bank pursuant to Subparagraph 2.02(e).

            (d) Lender Participations; Loan Funding.

                  (i) Participation Agreement. Each Lender severally,
            unconditionally and irrevocably agrees with Issuing Bank to participate in the extension of credit arising from the issuance of each Letter of Credit in an amount equal to such Lender's Proportionate Share of the stated amount of such Letter of Credit from time to time, and the issuance of each Letter of Credit shall be deemed a confirmation by Issuing Bank of such participation in such amount; provided, however, that at the time of such issuance the amount limitations set forth in Paragraphs 2.02(a)(i) and 2.03 are not exceeded.

                  (ii) Participation Funding. Issuing Bank may request the
            Lenders to fund their participations in Letters of Credit by paying to Issuing Bank all or any portion of any Drawing Payment made or to be made by Issuing Bank under any Letter of Credit. Issuing Bank shall make such a request by delivering to Agent (with a copy to Borrower), at any time after the drawing for which such payment is requested has been made upon Issuing Bank, a written request for such payment which specifies the amount of such Drawing Payment and the date on which such Drawing Payment is to be made or was made; provided, however, that Issuing Bank shall not request the Lenders to make any payment under this Subparagraph 2.02(d) in connection with any portion of a Drawing Payment for which Issuing Bank has been reimbursed from a Reimbursement Payment by Borrower unless such Reimbursement Payment has been thereafter recovered by Borrower. Agent shall promptly notify each Lender of the contents of each such request and of such Lender's Proportionate Share of the applicable portion of such Drawing Payment. Promptly following receipt of such notice from Agent, each Lender shall pay to Agent, for the benefit of Issuing Bank, such Lender's Proportionate Share of the applicable portion of such Drawing Payment.

                  (iii) Funding Through Loans. At any time any Reimbursement
            Obligations are outstanding, Agent may or, upon the written request of Issuing Bank (if Borrower is not then the subject of a bankruptcy proceeding), shall (subject to the terms and conditions of this Subparagraph 2.02(d)), initiate a Borrowing in an amount not exceeding the aggregate amount of such outstanding Reimbursement Obligations and use the proceeds of such Borrowing to repay all or a portion of such Reimbursement Obligations. Agent shall initiate such a Borrowing by delivering to each Lender (with a copy to Borrower) a written notice which specifies the aggregate amount of outstanding Reimbursement Obligations, the amount of the Borrowing (which initially shall consist of Base Rate Loans), the date of such Borrowing and the amount of the Loan to be made by such Lender as part of such Borrowing. Each Lender shall make available to Agent funds in the amount of its Loan as provided in Subparagraph 2.08(a). After receipt of such funds, Agent shall promptly disburse such funds to Issuing Bank and the Lenders, as appropriate, in payment of the outstanding Reimbursement Obligations.

                  (iv) Obligations Absolute. Each Lender's obligations to fund its participations under this Subparagraph 2.02(d) shall be absolute, unconditional and irrevocable and shall not be affected by
            (A) the occurrence or existence of any Default or Event of Default,
            (B) any failure to satisfy any condition set forth in Section III,
            (C) any event or condition which might have a Material Adverse Effect, (D) the failure of any other Lender to make any payment under this Subparagraph 2.02(d), (E) any right of offset, abatement, withholding or reduction which such Lender may have against Issuing Bank, Agent, any Lender or Borrower, (F) any event, circumstance or condition set forth in Subparagraph 2.02(c) or Subparagraph 2.02(e), or (G) any other event, circumstance or condition whatsoever, whether or not similar to any of the foregoing; provided, however, that nothing in this Paragraph 2.02 shall prejudice any right which any Lender may have against Issuing Bank for any action by Issuing Bank which constitutes gross negligence or willful misconduct.

            (e) Liability of Issuing Bank, Etc. Borrower agrees that none of Issuing Bank, Agent or any Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents relating to obligations secured by such Letter of Credit; (iii) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by Issuing Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (v) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that Issuing Bank shall be liable to Borrower for acts or events described in clauses (i) through (v) above, to the extent, but only to the extent, of any damages suffered by Borrower (excluding consequential damages) which Borrower proves were caused by (A) Issuing Bank's willful misconduct or gross negligence in determining whether a drawing made under any Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or
      (B) Issuing Bank's willful misconduct or gross negligence in failing to pay under any Letter of Credit after a drawing by the beneficiary thereof strictly complying with the terms and conditions of such Letter of Credit. Without limiting the foregoing, Issuing Bank may accept a drawing that appears on its face to be in order, without responsibility for further investigation. The determination of whether a drawing has been made under any Letter of Credit prior to its expiration or whether a drawing made under any Letter of Credit is in proper and sufficient form shall be made by Issuing Bank in its sole discretion, which determination shall be conclusive and binding upon Borrower to the extent permitted by law. Borrower hereby waives any right to object to any payment made under any Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation, capitalization, spelling or similar matters of form.

            (f) Reports of Issuing Bank. Issuing Bank shall on a monthly basis provide to Agent or any Lender such information regarding the Letters of Credit as Agent or such Lender may reasonably request, including the Letters of Credit outstanding, the stated amounts of outstanding Letters of Credit, the expiration dates of outstanding Letters of Credit, the names of the beneficiaries of outstanding Letters of Credit, the amounts of unpaid Reimbursement Obligations and the amounts and times of Drawing Payments and Reimbursement Payments.

            (g) Purpose. Borrower shall use Letters of Credit solely as provided in clause (ii) of Subparagraph 2.02(a).

            (h) Cash Collateral Pledge. Upon the request of Agent, if, as of the Maturity Date, any Letters of Credit for any reason remain outstanding, then Borrower shall immediately deliver to Agent funds in an amount equal to the aggregate amount available for drawing under all such Letters of Credit and Agent shall hold such funds in an interest bearing account as collateral for such Obligations, and Borrower hereby grants to Agent, for the benefit of the Lenders, a security interest in such funds and in such account. The obligations of Borrower under this Subparagraph 2.02(h) shall survive the termination of this Agreement.

      2.03. Amount Limitations, Commitment Reductions, Etc.

            (a) Total Commitments. The sum at any time of (i) the aggregate principal amount of all Loans outstanding at any time, (ii) the aggregate amount available for drawing under all Letters of Credit then outstanding and (iii) the aggregate amount of all Reimbursement Obligations then outstanding shall not exceed One Hundred Million

      Dollars ($100,000,000) (the "Total Commitment") or if such amount is reduced pursuant to Subparagraph 2.03(b), the amount to which so reduced and in effect at such time. The sum at any time of (x) the aggregate principal amount of all Loans outstanding at any time made by each Lender,
      (y) each Lender's Proportionate Share of the aggregate amount available for drawing under all Letters of Credit then outstanding, and (z) each Lender's Proportionate Share of the aggregate amount of all Reimbursement Obligations then outstanding shall not exceed each such Lender's Commitment at such time.

            (b) Reduction or Cancellation of Commitments. Borrower may, upon three (3) Business Days written notice to Agent, permanently reduce the Total Commitment by the amount of Five Million Dollars ($5,000,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof or cancel the Total Commitment in its entirety; provided, however, that:

                  (i) Borrower may not reduce the Total Commitment prior to the
            Maturity Date, if, after giving effect to such reduction, the aggregate principal amount of all Loans, the aggregate amount available for drawing under all Letters of Credit and the aggregate amount of all Reimbursement Obligations then outstanding would exceed the Total Commitment; and

                  (ii) Borrower may not cancel the Total Commitment prior to the
            Maturity Date, if, after giving effect to such cancellation, any Loan, Reimbursement Obligation or Letter of Credit would then remain outstanding.

            (c) Effect of Commitment Reductions. From the effective date of any reduction of the Total Commitment, the Commitment Fees payable pursuant to Subparagraph 2.04(b) shall be computed on the basis of the Total Commitment as so reduced. Once reduced or cancelled, the Total Commitment may not be increased or reinstated without the prior written consent of all Lenders. Any reduction of the Total Commitment pursuant to Subparagraph 2.03(b) shall be applied ratably to reduce each Lender's Commitment in accordance with clause (i) of Subparagraph 2.09(a).

      2.04. Fees.

            (a) Agent's Fee. Borrower shall pay to Agent, for its own account, fees in the amounts and at the times set forth in the Agent's Fee Letter.

            (b) Commitment Fees. Borrower shall pay to Agent, for the ratable benefit of the Lenders as provided in clause (v) of Subparagraph 2.09(a), nonrefundable commitment fees (the "Commitment Fees") equal to the Commitment Fee Percentage on the daily average Unused Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. The Commitment Fee Percentage shall be determined as provided in the Pricing Grid and may change as provided in the Pricing Grid. Borrower shall pay the Commitment Fees quarterly in arrears on the last day in each March, June, September and December (commencing June 30, 1998) and on the Maturity Date (or if the Total Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

            (c) Letter of Credit Fees.

                  (i) Letter of Credit Usage Fees. Borrower shall pay to Agent, for the ratable benefit of the Lenders as provided in clause (v) of Subparagraph 2.09(a), nonrefundable Letter of Credit fees for the Letters of Credit (the "LC Usage Fees") equal to the LC Fee Rate on the daily average undrawn amount of each Letter of Credit for the period beginning on the date such Letter of Credit is issued and ending on the date such Letter of Credit expires. The LC Fee Rate shall be determined as provided in the Pricing Grid in accordance with whether such Letter of Credit is a Financial Performance Letter of Credit or a Non-Financial Performance Letter of Credit, and may change as provided in the Pricing Grid. Borrower shall pay the LC Usage Fees quarterly in arrears on the last day in each March, June, September and December (commencing June 30, 1998) and on the Maturity Date.

                  (ii) Letter of Credit Issuance Fees. Borrower shall pay to
            Agent, for the sole benefit of Issuing Bank, nonrefundable issuance fees for the Letters of Credit (the "LC Issuance Fees") equal to seventy-five one-thousandths of one percent (0.075%) per annum on the daily average undrawn amount of each Letter of Credit for the period beginning on the date such Letter of Credit is issued and ending on the date such Letter of Credit expires. Borrower shall pay the LC Issuance Fees for each Letter of Credit quarterly in arrears on the last day in each March, June, September and December (commencing June 30, 1998) and on the Maturity Date.

                  (iii) Other Letter of Credit Fees. In addition to the LC Usage
            Fees and the LC Issuance Fees, Borrower shall pay to Agent, for the benefit of Issuing Bank, other standard fees of Issuing Bank for drawings under, transfers of and amendments to any Letter of Credit and other administrative actions performed by Issuing Bank in connection with any Letter of Credit, payable at such times and in such amounts as are consistent with Issuing Bank's standard fee policy at the time of such amendment or other action.

      2.05. Prepayments.

            (a) Terms of all Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Subparagraph 2.05(b), a mandatory prepayment required by Subparagraph 2.05(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including, without limitation, a prepayment upon acceleration), Borrower shall pay to the Lender which made such Loan
      (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Paragraph 2.12.

            (b) Optional Prepayments. At its option, Borrower may, upon five (5) Business Days notice to Agent, prepay the Loans in any Borrowing in part, in an aggregate principal amount of $1,000,000 or more, or in whole.

            (c) Cash Collateralization of Letters of Credit; Mandatory Prepayment of Loans. If, at any time, the aggregate amount available for drawing under all Letters of Credit then outstanding plus the aggregate amount of all Reimbursement Obligations then outstanding exceeds the LC Commitment, upon notice from Agent, Borrower shall deliver to Agent funds in an amount equal to the excess of the maximum amount then available to be drawn under all Letters of Credit plus the aggregate amount of all Reimbursement Obligations then outstanding over the LC Commitment and Agent shall hold such funds in an interest bearing account as collateral for such Obligations, and Borrower hereby grants to Agent for the benefit of the Lenders, a security interest in such funds and in such account. If, at any time after giving effect to any cash collateralization made pursuant to the preceding sentence, the aggregate principal amount of all Loans then outstanding, the aggregate amount available for drawing under all Letters of Credit then outstanding and the aggregate amount of all Reimbursement Obligations then outstanding exceeds the Total Commitment at such time, Borrower shall immediately prepay Loans in an aggregate principal amount equal to such excess. At such time as the aggregate amount available for drawing under all Letters of Credit then outstanding plus the aggregate amount of all Reimbursement Obligations then outstanding no longer exceeds the LC Commitment, any excess funds deposited pursuant to this Subparagraph 2.05(c) shall be released to Borrower.

      2.06. Other Payment Terms.

            (a) Place and Manner. Borrower shall make all payments due to each Lender hereunder by payments to Agent, for the account of such Lender and such Lender's Applicable Lending Office, at Agent's office, located at the address specified in Paragraph 8.01, in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. Agent shall promptly disburse to each Lender each such payment received by Agent for such Lender.

            (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

            (c) Late Payments. If any amounts required to be paid by Borrower under this Agreement or the other Credit Documents (including, without limitation, principal or interest payable on any Loan, any Reimbursement Payments or interest thereon, any fees or other amounts) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate plus two percent (2.00%), such rate to change from time to time as the Base Rate shall change.

            (d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents, third to any unpaid Reimbursement Obligations, and finally to reduce the principal amount of outstanding Loans.

            (e) Failure to Pay Agent. Unless Agent shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to the appropriate Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent Borrower shall not have so made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at (i) the Federal Funds Rate for the first three (3) days and (ii) the per annum rate applicable to Base Rate Loans thereafter. A certificate of Agent submitted to any Lender with respect to any amounts owing by such Lender under this Subparagraph 2.06(e) shall be conclusive absent manifest error.

      2.07. Notes and Interest Account.

            (a) Notes. The obligation of Borrower to repay the Loans made by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note in the form of Exhibit D (individually, a "Note") which note shall be (i) payable to the order of such Lender,
      (ii) in the amount of such Lender's Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. Borrower authorizes each Lender to record on the schedule annexed to such Lender's Note the date and amount of each Loan made by such Lender and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that any failure by a Lender to make any such notation shall not affect the Obligations. Borrower further authorizes each Lender to attach to and make a part of such Lender's Note continuations of the schedule attached thereto as necessary. If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans or LIBOR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Loans, then each such note shall be in the form of Exhibit D, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender's Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Note.

            (b) Interest Account. Borrower authorizes Agent to record in an account or accounts maintained by Agent on its books (the "Interest Account") (i) the interest rates applicable to all Loans and the effective dates of all changes thereto, (ii) the Interest Period for each LIBOR Loan, (iii) the date and amount of each principal and interest payment on each Loan and (iv) such other information as Agent may determine is necessary for the computation of interest payable by Borrower hereunder.

      2.08. Loan Funding.

            (a) Lender Funding and Disbursement to Borrower. Each Lender shall, before 11:00 a.m. on the date of each Borrowing, make available to Agent at its office specified in Paragraph 8.01, in same day or immediately available funds, such Lender's Proportionate Share of such Borrowing. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section III, Agent will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower, Agent shall disburse the proceeds of each Borrowing to Borrower by disbursement to the account or accounts specified in the applicable Notice of Borrowing.

            (b) Lender Failure to Fund. Unless Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to Agent such Lender's Proportionate Share of such Borrowing, Agent may assume that such Lender has made such portion available to Agent on the date of such Borrowing in accordance with Subparagraph 2.08(a), and Agent may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Lender does not make the amount of its Proportionate Share of any Borrowing available to Agent on or prior to the date of such Borrowing, such Lender shall pay to Agent, on demand, interest which shall accrue on such amount until made available to Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Borrowing through the third Business Day thereafter and
      (ii) the rate applicable to Base Rate Loans thereafter. A certificate of Agent submitted to any Lender with respect to any amounts owing under this Subparagraph 2.08(b) shall be conclusive absent manifest error. If any Lender's Proportionate Share of any Borrowing is not in fact made available to Agent by such Lender within three (3) Business Days after the date of such Borrowing, Borrower shall pay to Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

            (c) Lenders' Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

      2.09. Pro Rata Treatment.

            (a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

                  (i) Each Borrowing, each reduction of the Total Commitment, and each participation in each Letter of Credit shall be made or shared among the Lenders pro rata according to their respective Proportionate Shares;

                  (ii) Each payment of principal of Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans so made or funded by such Lenders;

                  (iii) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

                  (iv) Each Reimbursement Payment and interest payable by
            Borrower thereon shall be shared among the Lenders (including Issuing Bank) which made or funded the applicable Drawing Payment so made or funded by such Lenders;

                  (v) Each payment of Commitment Fees and LC Usage Fees shall be shared among the Lenders (including, with respect to LC Usage Fees, Issuing Bank in its capacity as a Lender) pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

                  (vi) Each payment of interest (other than interest on Loans)
            shall be shared among the Lenders and Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and Agent and (B) the dates on which such amounts became owing to such Lenders and Agent; and

                  (vii) All other payments under this Agreement and the other
            Credit Documents shall be for the benefit of the Person or Persons specified.

            (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans or Reimbursement Obligations owed to it in excess of its ratable share of payments on account of such Loans or Reimbursement Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans or Reimbursement Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Subparagraph 2.09(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      2.10. Change of Circumstances.

            (a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan, (i) any Lender shall advise Agent that the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise Agent that the rates of interest for such Loans do not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loans, Agent shall immediately give notice of such condition to Borrower and the other Lenders. After the giving of any such notice and until Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and the Lenders' obligations to make or convert to LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans into Base Rate Loans unless such suspension has then ended.

            (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify Agent and Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower's right to request the making of or conversion to, and such Lender's obligation to make or convert to, any Loans of the Type affected by such Change of Law shall be terminated, and (ii) Borrower shall, at the request of such Lender, either (A) pursuant to Subparagraph 2.01(d) convert any such then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans, or (B) immediately repay or convert any such LIBOR Loans if such Lender shall notify Borrower that the such Lender may not lawfully continue to fund and maintain such LIBOR Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Paragraph 2.12. After any Lender notifies Agent and Borrower of such a Change of Law and until such Lender notifies Agent and Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all Loans of such Lender shall be Base Rate Loans.

            (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                  (i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan or Letter of Credit or shall change the basis of taxation of payments by Borrower to any Lender on such a LIBOR Loan or Letter of Credit or in respect to such a LIBOR Loan or Letter of Credit under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

                  (ii) Shall impose, modify or hold applicable any reserve
            (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBO Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan or Letter of Credit; or

                  (iii) Shall impose on any Lender any other condition related to any LIBOR Loan, Letter of Credit or such Lender's Commitment;

And the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or Letter of Credit or its Commitment or to reduce any amount receivable by such Lender hereunder; then Borrower shall from time to time, within five (5) days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, submitted by such Lender to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes. The obligations of Borrower under this Subparagraph 2.10(c) shall survive the payment and performance of the Obligations and the termination of this Agreement; provided, however, that any Lender must submit a demand for payment pursuant to this provision within six (6) months after such Lender has first conclusively determined that such reimbursement or compensation is due such Lender under this and similar agreements.

            (d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the

      Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such Person's policies with respect to capital adequacy), Borrower shall pay to such Lender or such Person, within five (5) days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate of any Lender setting forth in reasonable detail the computation of any such increased costs, delivered by such Lender to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes. The obligations of Borrower under this Subparagraph 2.10(d) shall survive the payment and performance of the Obligations and the termination of this Agreement; provided, however, that any Lender must submit a demand for payment pursuant to this provision within six (6) months after such Lender has first conclusively determined that such reimbursement or compensation is due such Lender under this and similar agreements.

            (e) Mitigation. Any Lender which becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or (ii) any Change of Law or other event or condition which will obligate Borrower to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) shall notify Borrower and Agent thereof as promptly as practical. If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify Borrower and Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or to which Borrower is obligated to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

      2.11. Taxes on Payments.

            (a) Payments Free of Taxes. All payments made by Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Agent or any Lender by its jurisdiction of incorporation or the jurisdiction in which its Applicable Lending Office is located) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure. The obligations of Borrower under this Subparagraph 2.11(a) shall survive the payment and performance of the Obligations and the termination of this Agreement; provided, however, that any Lender must submit a demand for payment pursuant to this provision within six (6) months after such Lender has first conclusively determined that such reimbursement or compensation is due such Lender under this and similar agreements.

            (b) Withholding Exemption Certificates. On or prior to the date of the initial Borrowing or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not incorporated under the laws of the United States of America or a state thereof shall deliver to Borrower and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which delivers to Borrower and Agent a Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to Borrower and Agent two further copies of Form 1001 or 4224 (or successor applicable forms), or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower or Agent, certifying in the case of a Form 1001 or 4224 that the Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            (c) Mitigation. If Agent or any Lender claims any additional amounts to be payable to it pursuant to this Paragraph 2.11, such Person shall use reasonable commercial efforts to file any certificate or document requested in writing by Borrower (including without limitation copies of Internal Revenue Service Form 1001 (or successor forms) reflecting a reduced rate of withholding) or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or such change in the jurisdiction of its Applicable Lending Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Person, in the case of a change in the jurisdiction of its Applicable Lending Office, such change would not be disadvantageous to such Person or contrary to such Person's normal banking practices.

            (d) Tax Returns. Nothing contained in this Paragraph 2.11 shall require Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

      2.12. Funding Loss Indemnification. If Borrower shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise),
(b) fail to borrow any LIBOR Loan for which a Notice of Borrowing has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, upon demand by any Lender, reimburse such Lender for and hold such Lender harmless from all costs and losses incurred by such Lender as a result of such repayment, prepayment, conversion or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund a LIBOR Loan. Each Lender demanding payment under this Paragraph 2.12 shall deliver to Borrower, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Borrower shall constitute prima facie evidence of such costs and losses. The obligations of Borrower under this Paragraph 2.12 shall survive the payment and performance of the Obligations and the termination of this Agreement; provided, however, that any Lender must submit a demand for payment pursuant to this provision within six (6) months after such Lender has first conclusively determined that such reimbursement or compensation is due such Lender under this and similar agreements.

      2.13. Replacement of Lenders. If any Lender shall (a) become a Defaulting Lender more than two (2) times in a period of twelve (12) consecutive months,
(b) continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) suspend its obligation to make or maintain LIBOR Loans pursuant to Subparagraph 2.10(a) or 2.10(b) for a reason which is not applicable to any other Lender or (d) demand any payment under Subparagraph 2.10(c), 2.10(d) or 2.11(a) for a reason which is not applicable to any other Lender, then Agent may (or upon the written request of Borrower, shall) replace such Lender (the "affected Lender"), or cause such affected Lender to be replaced, with another lender (the "replacement Lender") satisfying the requirements of an Assignee Lender under Subparagraph 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to Subparagraph 8.05(c); provided, however, that if Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for Borrower. Upon receipt by any affected Lender of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.13, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to an Assignment Agreement and Subparagraph 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender's Loans so sold and assigned, all accrued and unpaid interest thereon, and its ratable share of all fees to which it is entitled at such time. Agent shall endeavor to effect any assignment from an affected Lender to a replacement Lender as promptly as possible and shall keep Borrower regularly informed of the timing of any such assignment.

SECTION III. CONDITIONS PRECEDENT.

      3.01. Initial Conditions Precedent. The obligations of the Lenders to make the Loans comprising the initial Borrowing and of Issuing Bank to issue the initial Letter of Credit are subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance satisfactory to Agent, and with sufficient copies for, Agent and each Lender.

      3.02. Conditions Precedent to Each Credit Event. The occurrence of each Credit Event (including the initial Borrowing and the initial Letter of Credit) is subject to the further conditions that:

            (a) Borrower shall have delivered to Agent (and Issuing Bank, in the case of an LC Application) the Notice of Borrowing, Notice of Conversion, Notice of Interest Period Selection or LC Application, as the case may be, for such Credit Event in accordance with this Agreement; and

            (b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                  (i) The representations and warranties of Borrower and its
            Subsidiaries set forth in Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (ii) No Default or Event of Default has occurred and is
            continuing or will result from such Credit Event; and

                  (iii) All of the Credit Documents are in full force and
            effect.

      The submission by Borrower to Agent of each Notice of Borrowing, each Notice of Conversion (other than a notice for a conversion to a Base Rate
      Loan), each Notice of

      Interest Period Selection and each LC Application shall be deemed to be a representation and warranty by Borrower that each of the statements set forth above in this Subparagraph 3.02(b) is true and correct as of the date of such notice.

      3.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Agent each item required to be delivered to Agent as a condition to the occurrence of any Credit Event if such Credit Event occurs. Borrower expressly agrees that the occurrence of any such Credit Event prior to the receipt by Agent of any such item shall not constitute a waiver by Agent or any Lender of Borrower's obligation to deliver such item.

SECTION IV. REPRESENTATIONS AND WARRANTIES.

      4.01. Borrower's Representations and Warranties. In order to induce Agent and the Lenders to enter into this Agreement, Borrower hereby represents and warranties to Agent and the Lenders as follows:

            (a) Due Incorporation, Qualification, Etc. Each of Borrower and Borrower's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

            (b) Authority. The execution, delivery and performance by Borrower of each Credit Document executed, or to be executed, by Borrower and the consummation of the transactions contemplated thereby (i) are within the power of Borrower and (ii) have been duly authorized by all necessary actions on the part of Borrower.

            (c) Enforceability. Each Credit Document executed, or to be executed, by Borrower has been, or will be, duly executed and delivered by Borrower and constitutes, or will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

            (d) Non-Contravention. The execution and delivery by Borrower of the Credit Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Borrower; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Borrower (except such Liens as may be created in favor of Agent pursuant to this Agreement or the other Credit Documents).

            (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

            (f) No Violation or Default. Neither Borrower nor any of its Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person; (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Borrower nor any of its Subsidiaries (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.

            (g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Borrower of the Credit Documents or the transactions contemplated thereby.

            (h) Title; Possession Under Leases. Borrower and its Subsidiaries
      (i) own and have good and marketable title (without regard to minor defects of title) to the real property owned by Borrower and its Subsidiaries, as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of since the date of such Financial Statements in compliance with this Agreement),
      (ii) have valid leasehold interests in all real property leased by Borrower and its Subsidiaries, (iii) own and have good title (without regard to minor defects of title) to all their other respective properties and assets which are material to the business of Borrower and its Subsidiaries, as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of since the date of such Financial Statements in compliance with this Agreement) and (iv) own and have good title (without regard to minor defects of title) to all respective properties and assets acquired by Borrower and its Subsidiaries since such date which are material to the business of Borrower and its Subsidiaries (except those assets and properties disposed of in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases, except for any failure to enjoy such possession which (alone or in the aggregate with any other such failures) is not reasonably likely to have a Material Adverse Effect.

            (i) Financial Statements. The Financial Statements of Borrower and its Subsidiaries which have been delivered to Agent, (i) are in accordance with the books and records of Borrower and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present the financial conditions and results of operations of Borrower and its Subsidiaries as of the date thereof and for the period covered thereby. Neither Borrower nor any of its Subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the audited Financial Statements of Borrower and its Subsidiaries for the fiscal year ending June 30, 1997, and the unaudited Financial Statements of Borrower and its Subsidiaries for the fiscal quarter ending December 31, 1997, furnished by Borrower to Agent prior to the date hereof, or in the Financial Statements delivered to Agent and Lenders pursuant to Subparagraph 5.01(a)(i) or (ii).

            (j) Equity Securities. As of the Closing Date, the authorized Equity Securities of Borrower consist of ninety million (90,000,000) shares of common stock. All outstanding Equity Securities of Borrower are duly authorized, validly issued, fully paid and non-assessable. All Equity Securities of Borrower have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law.

            (k) No Agreements to Sell Assets, Etc. Neither Borrower nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Borrower or any of its Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Borrower or any of its Subsidiaries or to enter into any agreement with respect thereto, except to the extent otherwise permitted pursuant to Subparagraph 5.02(c) and 5.02(d).

            (l) Employee Benefit Plans.

                  (i) Based on the latest valuation of each Employee Benefit
            Plan that either Borrower or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither Borrower nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.

                  (ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Borrower or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Borrower or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Borrower nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

                  (iii) Neither Borrower nor any ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

            (m) Other Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

            (n) Patent and Other Rights. Borrower and its Subsidiaries own or license under validly existing agreements, and have the full right to license without the consent of any other Person (or can demonstrate to the satisfaction of the Required Lenders the ability to obtain or maintain), all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are material to the conduct of their businesses as now conducted.

            (o) Governmental Charges and Other Indebtedness. Borrower and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Borrower and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

            (p) Margin Stock. Borrower owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Borrower, and no proceeds of any Loan and no Letter of Credit will be used to purchase or carry, directly or indirectly, any

      Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

            (q) Subsidiaries, etc. Set forth in Schedule 4.01(q) (as supplemented by Borrower from time to time in a written notice to Agent and the Lenders) is a complete list of all of Borrower's Subsidiaries, the jurisdiction of incorporation of each, and the percentage of shares of such Subsidiary owned directly or indirectly by Borrower (which in the event there is more than one class of Equity Securities and/or Borrower, directly or indirectly, owns less than 100% of any Equity Securities of such Subsidiary, such information shall list the classes of Equity Securities and/or the number and percentage of Equity Securities owned directly or indirectly by Borrower). Except for such Subsidiaries, Borrower has no Subsidiaries, is not a partner in any partnership or a joint venturer in any joint venture.

            (r) Catastrophic Events. Neither Borrower nor any of its Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or any of its Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

            (s) Burdensome Contractual Obligations, Etc. Neither Borrower nor any of its Subsidiaries and none of their properties is subject to any Contractual Obligation or Requirement of Law which is reasonably likely to have a Material Adverse Effect.

            (t) No Material Adverse Effect. No event has occurred and no condition exists which is reasonably likely to have a Material Adverse Effect.

            (u) Accuracy of Information Furnished. None of the Credit Documents and none of the other certificates, statements or information furnished to Agent or any Lender by or on behalf of Borrower or any of its Subsidiaries in connection with the Credit Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.02. Reaffirmation. Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders and Agent, each representation and warranty contained in Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

SECTION V. COVENANTS.

      5.01. Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following affirmative covenants, unless Required Lenders shall otherwise consent in writing:

            (a) Financial Statements, Reports, etc. Borrower shall furnish to Agent for each Lender the following, each in such form and such detail as Agent shall reasonably request (copies of which Agent shall promptly deliver to each Lender):

                  (i) As soon as available and in no event later than fifty (50)
            days after the last day of each fiscal quarter of Borrower, a copy of the Financial Statements of Borrower and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief executive officer, president, chief financial officer or treasurer of Borrower to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                  (ii) As soon as available and in no event later than one
            hundred (100) days after the close of each fiscal year of Borrower,
            (A) copies of the audited Financial Statements of Borrower and its Subsidiaries (prepared on a consolidated basis) for such year, prepared by independent certified public accountants of recognized national standing acceptable to Agent, and (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Agent) and management letters delivered by such accountants in connection with all such Financial Statements;

                  (iii) Contemporaneously with the quarterly and year-end
            Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate (the "Compliance Certificate") of the chief executive officer, president, chief financial officer or treasurer of Borrower which (A) states that no Event of Default and no Default has occurred and is continuing, or, if any such Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto, and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Subparagraph 5.02(l) and, if applicable, the calculation of the Applicable Margins, Commitment Fee percentages and LC Usage Fee percentages for such quarter determined in accordance with the Pricing Grid;

                  (iv) As soon as possible and in no event later than ten (10)
            Business Days after the date of promulgation thereof by S&P and/or Moody's, notice of any change in Borrower's Debt Rating;

                  (v) As soon as possible and in no event later than five (5)
            Business Days after any officer of Borrower knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual litigation or threatened litigation which has a reasonable likelihood of leading to actual litigation, suits, claims or disputes against Borrower or any of its Subsidiaries involving potential monetary damages payable by Borrower or its Subsidiaries of $10,000,000 or more alone and/or $20,000,000 or more in the aggregate; (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default or Event of Default; the statement of the president or chief financial officer of Borrower setting forth details of such event, condition, Default or Event of Default and the action which Borrower proposes to take with respect thereto;

                  (vi) As soon as available and in no event later than five (5)
            Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Borrower or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-K reports); (B) all reports, proxy statements and financial statements sent or made available by Borrower or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public statements concerning any material developments in the business of Borrower or any of its Subsidiaries made available by Borrower or any of its Subsidiaries to the public generally;

                  (vii) Contemporaneously with any Investment by Borrower
            consisting of any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person or any capital contribution to or any other investment in any other Person having a value in excess of $60,000,000, a pro forma Compliance Certificate certified by the chief executive officer, president, chief financial officer or treasurer of Borrower which sets forth the calculation of the financial ratios and tests provided in Subparagraph 5.02(l) after giving effect to any such Investment; and

                  (viii) Such other instruments, agreements, certificates,
            opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or its Subsidiaries, and compliance by Borrower with the terms of this Agreement and the other Credit Documents as Agent may from time to time reasonably request.

            (b) Books and Records. Borrower and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP, or if, with respect to any Subsidiary for which United States accounting principles are inapplicable, generally accepted accounting principles in the jurisdiction in which such Subsidiary is organized.

            (c) Inspections. Borrower and its Subsidiaries shall permit any Person designated by Agent or any Lender, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Borrower and its Subsidiaries, to examine the books and records of Borrower and its Subsidiaries and make copies thereof and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as Agent or any Lender may reasonably request; provided, however, so long as no Default or Event of Default has occurred and is continuing, such inspection and examination by any Lender (other than Agent) shall be at the expense of such Lender.

            (d) Insurance. Borrower and its Subsidiaries shall:

                  (i) Carry and maintain insurance of the types and in the
            amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation; and

                  (ii) Deliver to Agent from time to time, as Agent may request, schedules setting forth all insurance then in effect.

            (e) Governmental Charges and Other Indebtedness. Borrower and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Borrower or its Subsidiaries and (iii) all other Indebtedness which, if unpaid, is reasonably likely to have a Material Adverse Effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of Agent.

            (f) Use of Proceeds. Borrower shall use the proceeds of the Loans only for the purposes set forth in Subparagraph 2.01(g) and any Letters of Credit only for the purposes set forth in Subparagraph 2.02(g). Borrower shall not use any part of the proceeds of any Loan or any Letter of Credit, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower, any Lender or Agent in a violation of Regulations G, T, U or X issued by the Federal Reserve Board.

            (g) General Business Operations. Except as permitted in Subparagraph 5.02(d), each of Borrower and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business; provided, however, that from time to time, Borrower may, in the ordinary course of business, dissolve any Subsidiary which is not a Material Subsidiary, so long as both immediately before and after giving effect to such dissolution, no Default or Event of Default shall have occurred and be continuing, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which is reasonably likely to have a Material Adverse Effect, and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Borrower shall maintain its chief executive office and principal place of business in the United States.

            (h) Pari Passu Ranking. Borrower shall take, or cause to be taken, all actions necessary to ensure that the Obligations of Borrower are and continue to rank at least pari passu in right of payment with all other unsecured Senior Indebtedness of Borrower.

      5.02. Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following negative covenants, unless Required Lenders shall otherwise consent in writing:

            (a) Indebtedness. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following ("Permitted Indebtedness"):

                  (i) The Obligations of Borrower under the Credit Documents;

                  (ii) Indebtedness of Borrower and its Subsidiaries listed in
            Schedule 5.02(a) and existing on the date of this Agreement;

                  (iii) Indebtedness of Borrower and its Subsidiaries arising from the endorsement of instruments for collection in the ordinary course of Borrower's or a Subsidiary's business;

                  (iv) Indebtedness of Borrower and its Subsidiaries for trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of any such account is more than ninety (90) days past due (unless subject to a bona fide dispute and for which adequate reserves have been established);

                  (v) Indebtedness of Borrower and its Subsidiaries under
            interest rate protection, currency swap and foreign exchange arrangements, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

                  (vi) Indebtedness of Borrower and its Subsidiaries under
            purchase money loans (including any synthetic leases) and Capital Leases incurred by Borrower or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment provided that in each case, (A) such Indebtedness is incurred by such Person at the time of, or not later than ninety
            (90) days after, the acquisition by such Person of the property so financed and (B) such Indebtedness does not exceed the purchase price of the property so financed;

                  (vii) Indebtedness of Borrower and its Subsidiaries under
            initial or successive refinancings of any Indebtedness permitted by clause (ii) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the Lenders than the Indebtedness being refinanced;

                  (viii) Indebtedness of Borrower and its Subsidiaries with
            respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

                  (ix) Guaranty Obligations of Borrower in respect of Permitted
            Indebtedness of its Subsidiaries;

                  (x) Indebtedness of Borrower to any of its Subsidiaries,
            Indebtedness of any of Borrower's Subsidiaries to Borrower or Indebtedness of any of Borrower's Subsidiaries to any of Borrower's other Subsidiaries, provided that any Indebtedness of Borrower to any of its Subsidiaries and any Indebtedness of any of Borrower's Subsidiaries to Borrower shall be subject to Subparagraph 5.02;

                  (xi) unsecured Indebtedness of Borrower which is subordinated to the Obligations, provided that the payment terms, interest rate and subordination provisions of such Indebtedness are reasonably acceptable to Required Lenders;

                  (xii) Indebtedness of Borrower and its Subsidiaries with
            respect to the sale, transfer or assignment of accounts receivable of Borrower and its Subsidiaries and certain rights and property related to the collection of or constituting proceeds of such accounts receivable, provided that such sale, assignment or transfer is (A) in the ordinary course of business, (B) for cash, (C) with recourse to Borrower or such Subsidiary in an amount not to exceed the aggregate face amount of the accounts receivable sold and certain additional interest charges with respect to such Indebtedness, (D) otherwise permitted under Subparagraph 5.02(c)(vii), and (E) both immediately before and after giving effect to such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and

                  (xiii) Other unsecured Senior Indebtedness of Borrower and its
            Subsidiaries in addition to that otherwise permitted above, provided that both immediately before incurring and after giving effect to such unsecured Senior Indebtedness, Borrower shall be in compliance with the financial covenants set forth in Subparagraph 5.02(l) and no other Default or Event of Default shall have occurred and be continuing.

            (b) Liens. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                  (i) Liens in favor of Agent or any Lender securing the
            Obligations;

                  (ii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement;

                  (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

                  (iv) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

                  (v) Deposits under workers' compensation, unemployment
            insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (vi) Zoning restrictions, easements, rights-of-way, title
            irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                  (vii) Banker's Liens and similar Liens (including set-off
            rights) in respect of bank deposits;

                  (viii) Liens on property or assets of any corporation which becomes a Subsidiary of Borrower after the date of this Agreement, provided that (A) such Liens exist at the time the stock of such corporation is acquired by Borrower and (B) such Liens were not created in contemplation of such acquisition by Borrower;

                  (ix) Judgement Liens, provided that such Liens do not have a value in excess of $5,000,000 or such Liens are released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy and, if so stayed, such stay is not thereafter removed;

                  (x) Rights of vendors or lessors under conditional sale
            agreements, Capital Leases or other title retention agreements (including synthetic leases), provided that, in each case, (A) such rights secure or otherwise relate to Permitted Indebtedness, (B) such rights do not extend to any property other than property acquired with the proceeds of such Permitted Indebtedness (other than cash pledged to secure obligations under synthetic leases in an amount not to exceed, together with any amounts pledged under clause
            (xiii), $53,000,000 in the aggregate during the term of this Agreement, provided that both immediately before and after giving effect to any such cash collateralization, Borrower shall be in compliance with the financial covenants set forth in Subparagraph 5.02(l) and no other Default or Event of Default shall have occurred and be continuing) and (C) such rights do not secure any Indebtedness other than such Permitted Indebtedness;

                  (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Borrower's and its Subsidiaries' businesses;

                  (xii) Liens securing Indebtedness which constitutes Permitted
            Indebtedness under clause (vi) of Subparagraph 5.02(a) provided that, in each case, such Lien (A) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, and (B) secures only such Permitted Indebtedness;

                  (xiii) Liens securing Indebtedness which constitutes Permitted
            Indebtedness under clause (xii) of Subparagraph 5.02(a) provided that, in each case, such Lien (A) secures only such Permitted Indebtedness, and (B) such Liens do not extend to any assets or property other than the assets or property sold (other than cash pledged under certain circumstances to secure such Permitted Indebtedness in an aggregate amount not to exceed, together with any amounts pledged under clause (x), $53,000,000 in the aggregate during the term of this Agreement, provided that both immediately before and after giving effect to any such cash collateralization, Borrower shall be in compliance with the financial covenants set forth in Subparagraph 5.02(1) and no other Default or Event of Default shall have occurred and be continuing);

                  (xiv) Liens on the property or assets of any Subsidiary of
            Borrower in favor of Borrower or any other Subsidiary of Borrower;

                  (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (xii) above, provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien; and

                  (xvi) Liens on insurance proceeds in favor of insurance
            companies with respect to the financing of insurance premiums.

            (c) Asset Dispositions. Neither Borrower nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its assets or property, whether now owned or hereafter acquired, except for the following:

                  (i) Sales of inventory by Borrower and its Subsidiaries in the ordinary course of their businesses;

                  (ii) Sales of surplus, damaged, worn or obsolete equipment or inventory for not less than fair market value;

                  (iii) Sales or other dispositions of Investments permitted by clause (i) of Subparagraph 5.02(e) for not less than fair market value;

                  (iv) Sales or assignments of defaulted receivables to a
            collection agency in the ordinary course of business;

                  (v) Licenses by Borrower or its Subsidiaries of its patents, copyrights, trademarks, trade names and service marks in the ordinary course of its business;

                  (vi) Sales or other dispositions of assets and property by
            Borrower to any of Borrower's Subsidiaries or by any of Borrower's Subsidiaries to Borrower or any of its other Subsidiaries, provided that the terms of any such sales or other dispositions by or to Borrower are terms which are no less favorable to Borrower then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                  (vii) Sales, for cash, in the ordinary course of business of
            (A) accounts receivable of Borrower's foreign Subsidiaries and certain rights and property of Borrower's foreign Subsidiaries related to the collection of or constituting proceeds of such accounts receivable, and (B) accounts receivable of Borrower and certain rights and property of Borrower related to the collection of or constituting proceeds of such accounts receivable in an aggregate amount not to exceed at any time twenty percent (20%) of Borrower's aggregate accounts receivable, as measured at the end of each fiscal quarter of Borrower, and in each case with respect to the foregoing
            (A) and (B), with or without recourse, at a discount rate not to exceed twenty percent (20%); and

                  (viii) Other sales, leases, transfers and disposals of assets and property (other than sales, leases, transfers and disposals of accounts receivable and related rights and property which shall be permitted only as expressly set forth in clause

            (vii) above), provided that the aggregate value of all such assets and property (based upon the greater of the fair market or book value of such assets and property) so sold, leased, transferred or otherwise disposed of in any fiscal year on a rolling aggregate basis does not exceed ten percent (10%) of Borrower's Tangible Net Worth as measured at the end of each fiscal quarter of Borrower.

            (d) Mergers, Acquisitions, Etc. Neither Borrower nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, acquire or establish any Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                  (i) any wholly-owned Subsidiary of Borrower may merge into
            Borrower or any other wholly-owned Subsidiary of Borrower; and

                  (ii) Borrower or any wholly-owned Subsidiary of Borrower may
            (A) acquire all or substantially all of the assets of any Person,
            (B) any Person may merge into Borrower or any other wholly-owned Subsidiary of Borrower, and (C) Borrower or any wholly-owned Subsidiary of Borrower may establish or acquire Subsidiaries, provided that:

                        (1) in the event of any merger by any Person into
                  Borrower or any wholly-owned Subsidiary of Borrower, Borrower or such wholly-owned Subsidiary is the surviving entity; and

                        (2) both immediately prior to and after giving effect to
                  such merger, acquisition or establishment of a Subsidiary (y) the aggregate cost of any such merger, acquisition or establishment of a Subsidiary shall not exceed the amounts permitted under Subparagraph 5.02(e)(ii) and (z) no Default or Event of Default shall have occurred and be continuing.

            (e) Investments. Neither Borrower nor any of its Subsidiaries shall make any Investment except for Investments in the following:

                  (i) Investments in accordance with the terms of Borrower's
            Cash Investment Guidelines as in effect on the Closing Date; and

                  (ii) Other Investments, provided that the aggregate amount of such other Investments plus the aggregate cost of assets acquired, mergers consummated and Subsidiaries established or acquired by Borrower and its Subsidiaries pursuant to Subparagraph 5.02(d) does not exceed in any fiscal year $150,000,000 for any amounts paid in cash.

            (f) Dividends, Redemptions, Etc. Neither Borrower nor any of its Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; return any capital to any holder of its Equity Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such;

      or set apart any sum for any such purpose. Notwithstanding the foregoing, Borrower may purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities so long as both immediately before and after such purchase, redemption or acquisition, no Default or Event of Default shall have occurred and be continuing and Borrower is in compliance with each of the financial covenants set forth in Subparagraph 5.02(l).

            (g) Change in Business. Neither Borrower nor any of its Subsidiaries shall engage, either directly or indirectly through Affiliates, in any business substantially different from its present business; provided, however, that Subsidiaries which are not Material Subsidiaries may operate as holding companies or special tax purpose entities as may be necessary for the overall operation of the business of Borrower and its Subsidiaries, so long as the terms of this Agreement and the other Credit Documents would not otherwise be violated.

            (h) Indebtedness Payments, Etc. Neither Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the subordination or other provisions of any document, instrument or agreement evidencing Subordinated Debt in a manner which adversely affects the material rights of the Agent and Lenders. Neither the Borrower nor any Subsidiary shall purchase, redeem or prepay any Subordinated Debt, now or hereafter outstanding, except for any de minimis redemption required in connection with the conversion of any class of Subordinated Debt into equity.

            (i) ERISA. Neither Borrower nor any ERISA Affiliate shall (i) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan,
      (iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the Code involving any Employee Benefit Plan or Multiemployer Plan which would subject either Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the Code or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the Code or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the Code, where singly or cumulatively, the above would have a Material Adverse Effect.

            (j) Transactions With Affiliates. Neither Borrower nor any of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons.

            (k) Accounting Changes. Neither Borrower nor any of its Subsidiaries shall change (i) its fiscal year (currently July 1 through June 30) or
      (ii) its accounting practices except as required by GAAP.

            (l)   Financial Covenants.

                  (i) Borrower shall not permit its Quick Ratio during any
            period set forth below to be less than the ratio set forth opposite such period below:

                  March 30, 1998 - December 27, 1998       1.50 to 1.00;

                  December 28, 1998 - June 30, 1999        1.35 to 1.00;

                  Thereafter                               1.25 to 1.00.

                  (ii) Borrower shall not permit its Debt Service Coverage Ratio during any period set forth below to be less than the ratio set forth opposite such period below:

                  December 28, 1998 - March 28, 1999       1.25 to 1.00;

                  March 29, 1999 - June 30, 1999           1.50 to 1.00;

                  July 1, 1999 - October 3, 1999           1.75 to 1.00;

                  October 4, 1999 - January 2, 2000        2.00 to 1.00;

                  January 3, 2000 - April 2, 2000          2.75 to 1.00;

                  Thereafter                               3.00 to 1.00.

                  (iii) Borrower shall not permit its Senior Indebtedness Ratio during any period to be greater than 0.25 to 1.00.

                  (iv) Borrower shall not permit its Tangible Net Worth on any date of determination (such date to be referred to herein as a "determination date") which occurs after March 29, 1998 (such date to be referred to herein as the "base date") to be less than the sum on such determination date of the following:

                        (A) Ninety percent (90%) of Borrower's and its
                  Subsidiaries Tangible Net Worth as of March 29, 1998, as set forth in the Financial Statements of Borrower and its Subsidiaries for the fiscal quarter ending on March 29, 1998;

                        (B) Seventy-five percent (75%) of the sum of Borrower's
                  consolidated quarterly net income (ignoring any quarterly losses) for each quarter ending after the base date through and including the quarter ending immediately prior to the determination date;

                        (C) One hundred percent (100%) of the Net Proceeds of
                  all Equity Securities issued by Borrower and its Subsidiaries during the period commencing on the base date and ending on the determination date; and

                        (D) One hundred percent (100%) of the aggregate decrease
                  in the total liabilities of Borrower and its Subsidiaries resulting from conversions of convertible Subordinated Indebtedness or other liabilities of Borrower and its Subsidiaries into Equity Securities of Borrower and its Subsidiaries during the period commencing on the base date and ending on the determination date.

                  (v) Borrower shall not incur a cumulative net loss (exclusive of net income) greater than $35,000,000, determined in accordance with GAAP, for the period commencing on March 30, 1998 and ending on December 31, 1998.

SECTION VI. DEFAULT.

      6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

            (a) Borrower (i) shall fail to pay when due any principal or interest on the Loans or any Reimbursement Payment or interest thereon or
      (ii) shall fail to pay when due any other payment required under the terms of this Agreement or any of the other Credit Documents and such failure shall continue for five (5) Business Days after such other payment was due; or

            (b) Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 5.01(d) or Paragraph 5.02; or

            (c) Borrower or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Credit Documents and such failure shall continue for fifteen (15) days or, provided that Borrower or such Subsidiary is making good faith efforts to cure such failure and such failure can be cured within thirty (30) days, such failure shall continue for thirty (30) days; or

            (d) Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Borrower or any of its Subsidiaries to Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

            (e) Borrower or any of its Subsidiaries (i) shall fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness in an amount of $10,000,000 or more to be paid by such Person (excluding this Agreement and the other Credit Documents but including any other evidence of Indebtedness of Borrower or any of its Subsidiaries to Agent or any Lender) and such failure shall continue beyond any period of grace provided with respect thereto, or shall default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause such Indebtedness to become due prior to its stated date of maturity, (ii) shall fail to pay on its stated date of maturity Indebtedness in an amount of $10,000,000 or more under any such bond, debenture, note or other evidence of Indebtedness and such failure shall continue beyond any period of grace provided with respect thereto, or (iii) there occurs any termination, liquidation, unwind or similar event under any agreement or instrument relating to the purchase of receivables of Borrower or its Subsidiaries and as a result Borrower or such Subsidiary is required to repurchase sold receivables in an amount of $10,000,000 or more; or

            (f) Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

            (g) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

            (h) (i) A final judgment or order for the payment of money in excess of $10,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrower and otherwise satisfying the requirements set forth in Subparagraph 5.01(d)) shall be rendered against Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed or (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy; or

            (i) Any Credit Document or any material term thereof shall cease to be, or be asserted by Borrower or any of its Subsidiaries not to be, a legal, valid and binding obligation of Borrower or any of its Subsidiaries enforceable in accordance with its terms; or

            (j) Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

            (k) A Change of Control shall occur. A "Change of Control" shall mean (i) the acquisition of beneficial ownership by any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of a direct or indirect interest in more than thirty-three percent (33%) of the voting power of the then outstanding capital stock of the Borrower; or (ii) a merger or consolidation of the Borrower with any other Person or the merger of any other Person into the Borrower or any other transaction, as a result of which the stockholders of the Borrower immediately prior to such transaction own, in the aggregate, less than a majority of the voting power of the outstanding capital stock of the surviving or resulting entity; or (iii) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors. A "Continuing Director" shall mean any director of the Board of Directors of the Borrower who is either (A) a member of such Board of Directors on the Closing Date or (B) nominated or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or elections; or

            (l) Any event(s) or condition(s) which is(are) reasonably likely to have a Material Adverse Effect shall occur or exist.

      6.02. Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Subparagraph 6.01(f) or 6.01(g)) and at any time thereafter during the continuance of such Event of Default, Agent may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by written notice to Borrower, (a) terminate the Commitments and the obligations of the Lenders to make Loans and to participate in Letters of Credit and of Issuing Bank to issue Letters of Credit, (b) declare all outstanding Obligations payable by Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, and/or (c) direct Borrower to deliver to Agent funds in an amount equal to the aggregate stated amount of all Letters of Credit. Borrower immediately shall deliver to Agent all funds directed by Agent pursuant to clause (c) above, and Agent shall hold such funds in an interest bearing account as collateral for the Obligations. Borrower hereby grants to Agent, for the benefit of Agent and the Lenders, a security interest in such funds and such account. Upon the occurrence or existence of any Event of Default described in Subparagraph 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments, the obligations of the Lenders to make Loans and to participate in Letters of Credit, and of the Issuing Bank to issue Letters of Credit shall automatically terminate and (2) all outstanding Obligations payable by Borrower hereunder and an amount equal to the aggregate stated amount of all outstanding Letters of Credit shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein, in the Notes or in the Letters of Credit to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Agent may, with the consent of the Required Lenders, or shall, upon the instructions of the Required Lenders, exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Immediately after taking any action under this Paragraph 6.02, Agent shall notify each Lender of such action.

SECTION VII.   THE AGENT AND RELATIONS AMONG LENDERS.

      7.01. Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or applicable law. Neither Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower or any of its Subsidiaries contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by Borrower or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders.

      7.02. Reliance by Agent. Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      7.03. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent has received a notice from a Lender or Borrower, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". If Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      7.04. Indemnification. Without limiting the Obligations of Borrower hereunder, each Lender agrees to indemnify Agent, ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Paragraph 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement.

      7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Agent nor any Lender shall be required to keep any other Lender informed as to the performance or observance by Borrower or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, neither Agent nor any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning Borrower or any of its Subsidiaries which may come into the possession of Agent or such Lender or any of its or their Affiliates.

      7.06. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which Agent shall be reasonably acceptable to Borrower. If no successor Agent shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank having a combined capital, surplus and retained earnings of not less than U.S. $500,000,000 and which shall be reasonably acceptable to Borrower; provided, however, that Borrower shall have no right to approve a successor Agent which is a Lender if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      7.07. Authorization. Agent is hereby authorized by the Lenders to execute, deliver and perform, each of the Credit Documents to which Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Agent contained in the Credit Documents.

      7.08. Agent in its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower and its Subsidiaries and Affiliates as though Agent were not Agent hereunder. With respect to Loans, if any, made by Agent in its capacity as a Lender and Letters of Credit, if any, issued by Agent in its capacity as Issuing Bank, Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and as Issuing Bank and may exercise the same as though it were not Agent, and the terms "Lender", "Lenders" and "Issuing Bank" shall include Agent in its capacity as a Lender and as Issuing Bank, respectively.

      7.09. Documentation Agent. No Lender identified herein as a "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified as a "documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender identified as "documentation agent" in deciding to enter into this Agreement or in taking or not taking action hereunder. Without limiting the generality of the foregoing, it is understood and agreed that the "documentation agent" is not responsible for the validity, effectiveness, enforceability or sufficiency of this Agreement or any other Credit Document.

SECTION VIII. MISCELLANEOUS.

      8.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower, any Lender, Issuing Bank or Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to Borrower, Agent or Issuing Bank, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Lender in Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any notice delivered to Agent or Issuing Bank under Section II shall not be effective until received by Agent or Issuing Bank.

Agent:                ABN AMRO Bank N.V.
                      101 California Street, Suite 4550
                      San Francisco, CA 94111-5812
                      Attn:  Robin S. Yim
                      Telephone: (415) 984-3710
                      Fax No:    (415) 362-3524

with a copy to:       ABN AMRO Bank N.V.
                      1325 Avenue of the Americas
                      New York, NY  10019
                      Attn:  Linda Boardman
                      Telephone: (212) 314-1724
                      Fax No:    (212) 314-1712

Issuing Bank:         ABN AMRO Bank N.V.
                      101 California Street, Suite 4550
                      San Francisco, CA 94111-5812
                      Attn:  Robin S. Yim
                      Telephone: (415) 984-3710
                      Fax No:    (415) 362-3524

with a copy to:       ABN AMRO Bank N.V.
                      1325 Avenue of the Americas
                      New York, NY  10019
                      Attn:  Linda Boardman

                      Telephone: (212) 314-1724
                      Fax No:    (212) 314-1712

Borrower:             Lam Research Corporation
                      4300 Cushing Parkway
                      Fremont, CA 94538-6517
                      Attn:  Brian Sereda
                      Telephone: (510) 572-4888
                      Fax No:    (510) 572-1586

Each Notice of Borrowing, Notice of Conversion, Notice of Interest Period Selection and LC Application shall be given by Borrower to Agent, and in the case of an LC Application, to Issuing Bank, as the case may be, to the office of such Person located at the addresses referred to above during such Person's normal business hours; provided, however, that any such notice received by any such Person after 10:00 a.m. on any Business Day shall be deemed received by such Person on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Agent, Issuing Bank or any Lender to be made by telephone or facsimile, Agent, Issuing Bank or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Agent, Issuing Bank or a Lender is such a person.

      8.02. Expenses. Borrower shall pay on demand, whether or not any Loan is made or Letter of Credit is issued hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent and the Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Agent's or the Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). As used in this Agreement and the other Credit Documents, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Lenders' in-house legal counsel and staff. The obligations of Borrower under this Paragraph 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

      8.03. Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Agent, the Lenders and their Affiliates and their respective directors, officers, employees, agents and advisors ("Indemnitees") from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Credit Documents or any transaction contemplated thereby, including without limitation any use by Borrower of any proceeds of the

Loans or any Letter of Credit, except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Agent or any Lender believes is covered by this indemnity, Agent or such Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Agent or such Lender, as the case may be. Agent or such Lender may also require Borrower to defend the matter. Any failure or delay of Agent or any Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Paragraph 8.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of Borrower under this Paragraph 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

      8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and the Required Lenders; provided, however that:

            (a) Any amendment, waiver or consent which (i) increases the Total Commitment or the LC Commitment, (ii) extends the Maturity Date, (iii) reduces the principal of or interest on any Loan or Reimbursement Obligation or any fees or other amounts payable for the account of the Lenders hereunder, (iv) postpones any date fixed for any payment of the principal of or interest on any Loans or Reimbursement Obligations or any fees or other amounts payable for the account of the Lenders hereunder or thereunder, (v) amends this Paragraph 8.04, or (vi) amends the definition of Required Lenders, must be in writing and signed or approved in writing by all Lenders;

            (b) Any amendment, waiver or consent which increases the LC Commitment or otherwise affects the rights or obligations of the Issuing Bank must be signed by the Issuing Bank;

            (c) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Lender must be in writing and signed by such Lender; and

            (d) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and signed by Agent.

No failure or delay by Agent or any Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      8.05. Successors and Assigns.

            (a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, the Lenders, Agent, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Agent and each Lender. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

            (b) Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents; provided, however, that unless such sale is to an Affiliate of such Lender, (i) no Lender may sell a participating interest in its Loans or Commitment in a principal amount of less than Five Million Dollars ($5,000,000), and (ii) each Lender shall retain an interest in its Loans or Commitment which is not participated in a minimum principal amount of Five Million Dollars ($5,000,000). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, however, that any agreement pursuant to which any Lender sells a participating interest to a Participant may require the selling Lender to obtain the consent of such Participant in order for such Lender to agree in writing to any amendment of a type specified in clause (i), (ii), (iii) or (iv) of Subparagraph 8.04(a). Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and
      (iii) such rights of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Subparagraph 2.09(b). Borrower also agrees that any Lender which has transferred all or part of its interests in the Commitments and the Loans to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Paragraph 2.10, Paragraph 2.11, and Paragraph 2.12, as if such Lender had not made such transfer.

            (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell and assign to any Lender, any Affiliate of a Lender or any other bank or financial institution (individually, an "Assignee Lender") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit E (an "Assignment Agreement"), executed by each Assignee Lender and such assignor Lender (an "Assignor Lender") and delivered to Agent for its acceptance and recording in the Register; provided, however, that

                  (i) Without the written consent of Borrower, Issuing Bank and
            Agent (which consent of Borrower, Issuing Bank and Agent shall not be unreasonably withheld), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof; or

                  (ii) Without the written consent of Borrower and Agent (which consent of Borrower and Agent shall not be unreasonably withheld), no Lender may make any Assignment to any Assignee Lender if, after giving effect to such Assignment, the Commitment of such Lender or such Assignee Lender would be less than Ten Million Dollars ($10,000,000) (except that a Lender may make an Assignment which reduces its Commitment to zero without the written consent of Borrower and Agent if such assignment would otherwise be permitted under this Subparagraph 8.05(c)); or

                  (iii) Without the written consent of Borrower, Issuing Bank and Agent (which consent of Borrower, Issuing Bank and Agent shall not be unreasonably withheld), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender's Loans, Commitments and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.

      Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Proportionate Share as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Proportionate Share as set forth on Attachment 1 to such Assignment Agreement, or, if the Proportionate Share of the Assignor Lender has been reduced to 0%, the Assignor Lender shall cease to be a Lender; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend
      Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Proportionate Share to 0% and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for the surrendered Note of the Assignor Lender thereunder, a new Note to the order of each Assignee Lender thereunder (with each new Note to be in an amount equal to the Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Note to the order of the Assignor Lender (with the new Note to be in an amount equal to the Commitment retained by it). Each such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by Agent to Borrower marked "replaced". Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to Borrower and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

            (d) Register. Agent shall maintain at its address referred to in Paragraph 8.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Proportionate Shares of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Subparagraph 8.05(c), by Borrower, Agent and Issuing Bank) together with payment to Agent by Assignor Lender of a registration and processing fee of $2,500, Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower. Agent may, from time to time at its election, prepare and deliver to the Lenders and Borrower a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Lenders then parties hereto.

            (f) Confidentiality. Agent and each Lender agree to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by Borrower and provided to it by the Borrower or any Subsidiary, or by Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by Agent or such Lender, or
      (ii) was or becomes available on a non-confidential basis from a source other than Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to Agent or such Lender; provided, however, that Agent or any Lender may disclose such information
      (A) at the request or pursuant to any requirement of any Governmental Authority to which Agent or such Lender is subject or in connection with an examination of Agent or such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to Agent or such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to Agent, any Lender or and of their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Borrower or any Subsidiary is party or is deemed party with Agent, such Lender or such Affiliate; and (I) to its Affiliates.

            (g) Notwithstanding any other provision of this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the other Credit Documents in favor of any Federal Reserve Bank in accordance with (i) Regulation A of the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions or (ii) U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      8.06. Setoff. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of Agent but without prior notice to or consent of Borrower, any such notice and consent being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations, whether matured or unmatured, any amount owing from such Lender to Borrower, at or at any time after, the occurrence of such Event of Default. The aforesaid right of set-off may be exercised by such Lender against

Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of a Default or an Event of Default. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

      8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

      8.09. Choice of Venue, Waiver of Jury Trial. EACH OF BORROWER, THE LENDERS AND AGENT AGREE AND INTEND THAT THE PROPER AND EXCLUSIVE FORUM FOR ANY LITIGATION OF ANY DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS SHALL BE THE SUPERIOR COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA. EACH OF BORROWER, THE LENDERS AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

      8.10.

      Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                     [The first signature page follows.]

      IN WITNESS WHEREOF, Borrower, the Lenders and Agent have caused this Agreement to be executed as of the day and year first above written.

BORROWER:                           LAM RESEARCH CORPORATION

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


AGENT:                              ABN AMRO BANK N.V.,
                                    San Francisco International Branch,
                                      as Agent

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

DOCUMENTATION AGENT:                DEUTSCHE BANK AG NEW YORK BRANCH,
                                      as documentation agent

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


LENDERS:                            ABN AMRO BANK N.V.,
                                    San Francisco International Branch,
                                      as a Lender and as Issuing Bank

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION,
                                      as a Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                    BANKBOSTON, N.A.
                                      as a Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                    UNION BANK OF CALIFORNIA, N.A.,
                                      as a Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    DEUTSCHE BANK AG NEW YORK AND/OR CAYMAN
                                    ISLANDS BRANCHES
                                      as a Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                   SCHEDULE I

                                     LENDERS



         Lenders                                      Proportional Share
         -------                                      ------------------
ABN AMRO BANK N.V.                                       17.50000000%

Applicable Lending Office:

       ABN AMRO Bank N.V.
       San Francisco International Branch
       101 California Street, Suite 4550
       San Francisco, CA  94111-5812
       Attn:  Robin S. Yim
       Telephone:  (415) 984-3712
       Facsimile:  (415) 362-3524

Addresses for Notices:

       ABN AMRO Bank N.V.
       San Francisco International Branch
       101 California Street, Suite 4550
       San Francisco, CA  94111-5812
       Attn:  Robin S. Yim
       Telephone:  (415) 984-3712
       Facsimile:  (415) 362-3524

       ABN AMRO Bank N.V.
       1325 Avenue of the Americas
       New York, NY  10019
       Attn:  Linda Boardman
       Telephone:  (212) 314-1724
       Facsimile:  (212) 314-1712

Wiring Instructions:

       (VIA CHIPS)
       ABN AMRO Bank N.V., New York Branch
       1325 Avenue of the Americas
       New York, NY  10019
       ABA #:  958
       For further credit to:

         Lenders                                      Proportional Share
         -------                                      ------------------
       ABN AMRO San Francisco
       Account #:  650-001-0789-41
       Reference:  Lam Research

       (VIA FED)
       Federal Reserve Bank of New York
       For Account:

       ABN AMRO Bank N.V., New York Branch
       Fed. Routing #: 026009580
       1325 Avenue of the Americas
       New York, NY  10019

       For further credit to:
       ABN AMRO San Francisco
       Account #:  650-001-0789-41
       Reference:  Lam Research

         Lenders                                      Proportional Share
         -------                                      ------------------
BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION                                  16.25000000%

Applicable Lending Office:

       Bank of America National Trust
       and Savings Association
       1850 Gateway Boulevard, 3RD Floor
       Concord, CA  94520
       Attn:  John Sanchez
       Telephone:  (925) 675-7331
       Facsimile:  (925) 603-7256

Addresses for Notices:

       Periodic Reports:
       Bank of America National Trust
       and Savings Association
       Credit Products - High Tech-SF #3697
       555 California Street, 41st Floor
       San Francisco, CA  94104
       Attn:  Brian Chin
       Telephone:  (415) 622-4567
       Facsimile:  (415) 622-4057

       Operational Matters:
       Bank of America National Trust
       and Savings Association
       1850 Gateway Boulevard, 4th Floor
       Concord, CA  94520
       Attn:  John Sanchez
       Telephone:  (925) 675-7331
       Facsimile:  (925) 603-7256

Wiring Instructions:

       Bank of America National Trust
       and Savings Association
       San Francisco, CA
       ABA #: 121000358
       Account #:  12331-83980

         Lenders                                      Proportional Share
         -------                                      ------------------
BANKBOSTON, N.A.                                          16.25000000%

       BankBoston, N.A.
       435 Tasso Street
       Palo Alto, CA  94301
       Attn:  Lee Merkle-Raymond
       Telephone:  (650) 853-0370
       Facsimile:  (650) 853-1425

Addresses for Notices:

       Periodic Reports:
       BankBoston, N.A.
       435 Tasso Street
       Palo Alto, CA  94301
       Attn:  Lee Merkle-Raymond
       Telephone:  (650) 853-0370
       Facsimile:  (650) 853-1425

       Operational Matters:
       BankBoston, N.A.
       100 Federal Street
       Boston, MA  02110
       Attn:  Anthony Dunn
       Telephone:  (617) 434-9625
       Facsimile:  (617) 434-9820

Wiring Instructions:

       BankBoston, N.A.
       Boston, MA
       ABA #:  011-000-390
       Account #:  543-99647
       Attn:  Comml Loan SVC Adm 50 High
       Tech
       Reference:  Lam Research Corp.

         Lenders                                      Proportional Share
         -------                                      ------------------
UNION BANK OF CALIFORNIA, N.A.                           16.25000000%

Applicable Lending Office:

       Union Bank of California, N.A.
       350 California Street, 6th Floor
       San Francisco, CA  94104
       Attn:  Glenn Leyrer
       Telephone:  (415) 705-7578
       Facsimile:  (415) 705-5093

Addresses for Notices:

       Periodic Reports:
       Union Bank of California, N.A.
       350 California Street, 6th Floor
       San Francisco, CA  94104
       Attn:  Glenn Leyrer
       Telephone:  (415) 705-7578
       Facsimile:  (415) 705-5093



       Operational Matters:  (For
       Domestic/Eurodollar Lending)
       Union Bank of California, N.A.
       1980 Saturn Street
       Monterey Park, CA  91755
       Attn:  Maria Flores
       Telephone:  (213) 720-2679
       Facsimile:  (213) 724-6198

       Bank up Contact:
       Maria Suncin
       Telephone:  (213) 720-7050
       Facsimile:  (213) 720-2252

Wiring Instructions:

       Union Bank of California - L.A.
       1980 Saturn Street
       Monterey Park, CA  91755
       ABA #:  120-000-496
       Account #:  070-196431
       Account Name:  Wire Transfer
       Clearing
       Attn:  192 - Note Center CLO
       Reference:  LAM RESEARCH

         Lenders                                      Proportional Share
         -------                                      ------------------
DEUTSCHE BANK AG NEW YORK AND/OR CAYMAN                   17.50000000%
ISLANDS BRANCHES

Applicable Lending Office:

       Deutsche Bank AG
       31 West 52nd Street
       New York, NY  10019
       Attn:  Nancy Zorn
       Telephone:  (212) 469-4112
       Facsimile:  (212) 469-4139

       Backup Operations:  Lynn Sweeny
       Telephone:  (212) 469-4098
       Facsimile:  (212) 469-4139

Addresses for Notices:

       Deutsche Bank AG
       800 Oak Grove Suite 210
       Menlo Park, CA  94025
       Attn:  Olaf Janke
       Telephone:  (650) 614-1145
       Facsimile:  (650) 614-1101

Wiring Instructions:

       Deutsche Bank AG New York Branch
       ABA #:  026003780
       Reference:  Lam Research
       Attention:  Nancy Zorn

         Lenders                                      Proportional Share
         -------                                      ------------------
THE INDUSTRIAL BANK OF JAPAN, LIMITED                     16.25000000%

Applicable Lending Office:

       The Industrial Bank of Japan,
       Limited
       San Francisco Agency
       555 California Street, Suite 3110
       San Francisco, CA  94104
       Attn:  Greg Stewart
       Telephone:  (415) 693-1824
       Facsimile:  (415) 982-1917

Addresses for Notices:

       The Industrial Bank of Japan,
       Limited
       San Francisco Agency
       555 California Street, Suite 3110
       San Francisco, CA  94104
       Attn:  Debbie Rajkumar
       Telephone:  (415) 693-1830
       Facsimile:  (415) 982-1917
       Telex:  49608738
       Answerback:  IBJSFO

Wiring Instructions:

       Bank of America NT & SA
       International Deposit Services 6561
       1850 Gateway Boulevard
       Concord, CA  94520
       ABA #:  121-000-358
       Account:  The Industrial Bank of
       Japan
       Account #: 62906-14014
       "For Credit to IBJ SFA, A/C
       2601-22011

                                SCHEDULE 1.01(a)

                                  PRICING GRID


                             LEVEL 1          LEVEL 2        LEVEL 3        LEVEL 4
                             -------          -------        -------        -------
APPLICABLE MARGINS:

Base Rate Loans               0.00%            0.00%          0.00%         0.00%

LIBOR Loans                   0.45%            0.55%          0.65%         0.75%

COMMITMENT FEE
PERCENTAGE:                   0.20%            0.225%         0.225%        0.25%

LC USAGE FEE PERCENTAGE:

Non-Financial Performance
   Letters of Credit          0.225%*          0.275%*        0.325%*       0.375%*

Financial Performance
   Letters of Credit          0.45%*           0.55%*         0.65%*        0.75%*

*  Does not include LC Issuance Fees payable to Issuing Bank

                                   EXPLANATION

1. The Applicable Margin for each Borrowing and Loan, the Commitment Fee Percentage, and the LC Usage Fee Percentage will be determined as provided below and will vary depending upon whether Level 1 pricing, Level 2 pricing, Level 3 pricing or Level 4 pricing is applicable.

2. From the Closing Date until the date that either Paragraph 3 or Paragraph 4 below is applicable, Level 2 pricing shall apply.

3. At all times that Paragraph 4 does not apply, commencing on the fifteenth day following the date Borrower is first required to deliver the Financial Statements and information under Subparagraphs 5.01(a)(i), (iii) and (iv) of the Credit Agreement, pricing will vary depending upon Borrower's Senior Indebtedness Ratio as set forth in such Financial Statements and information and/or Borrower's Debt Rating:

      (a) If Borrower's Debt Ratings are at least BBB- from S&P and Baa3 from Moody's, Level 1 pricing will apply; provided, however, that if the Debt Ratings established by S&P and Moody's fall within different rating levels and one of the Borrower's Debt Ratings is at least BBB- from S&P or Baa3 from Moody's but the lower of the two Debt Ratings is only one level below BBB- from S&P and Baa3 from


                                    1.01(a)-1

            Moody's, Level 1 pricing will still apply; provided, further, that if the Debt Ratings established by S&P and Moody's fall within different rating levels and one of the Borrower's Debt Ratings is at least BBB- from S&P or Baa3 from Moody's but the lower of the two Debt Ratings is more than one level below the higher of such Debt Ratings, the Applicable Margin for each Borrowing and Loan, the Commitment Fee Percentage, and the LC Usage Fee Percentage will be determined as provided in paragraphs (b), (c) and (d) below.

      (b) If the Senior Indebtedness Ratio is less than 0.175, Level 2 pricing will apply.

      (c) If the Senior Indebtedness Ratio is equal to or greater than 0.175 but less than or equal to 0.25, Level 3 pricing will apply.

      (d) If the Senior Indebtedness Ratio is greater than 0.25, Level 4 pricing will apply.

4. On and after the fifteenth day following the Borrower's failure to deliver to Agent the Financial Statements and information required under Subparagraphs 5.01(a)(i) and (iii) of the Credit Agreement within the time periods set forth therein, and until the fifteenth day following receipt by Agent of such Financial Statements and information (at which time Paragraph 3 above will apply), Level 4 pricing will apply.

5.    Examples:

      (a) If Borrower's Debt Ratings are BBB- from S&P and Baa3 from Moody's, Level 1 pricing will apply.

      (b) If Borrower's Debt Ratings are BBB- from S&P and Ba2 from Moody's, Level 2, Level 3 or Level 4 will apply depending on Borrower's Senior Indebtedness Ratio for the applicable fiscal quarter.

      (c) The Senior Indebtedness Ratio for the fiscal quarter ending September 30, 1998 is 0.14. Assuming the Financial Statements and information are delivered within the time periods required under the Credit Agreement, commencing December 6, 1998, Level 2 pricing will apply.

      (d) The Senior Indebtedness Ratio for the fiscal quarter ending December 31, 1998 is 0.18. Assuming the Financial Statements and information are delivered within the time periods set forth in the Credit Agreement, commencing March 6, 1999, Level 3 pricing will apply.


                                    1.01(a)-2

                                  SCHEDULE 3.01

                          INITIAL CONDITIONS PRECEDENT

A.    Principal Credit Documents.

            (1) The Credit Agreement, duly executed by Borrower, each Lender and each Agent; and

            (2) A Note payable to each Lender, each duly executed by Borrower.

B.    Borrower Corporate Documents.

            (1) The Certificate or Articles of Incorporation of Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

            (2) A Certificate of Good Standing including tax good standing (or comparable certificate) for Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

            (3) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Borrower as in effect on the Closing Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Agreement and the other Credit Documents executed or to be executed by Borrower and the consummation of the transactions contemplated hereby and thereby; and (c) that there are no proceedings for the dissolution or liquidation of Borrower;

            (4) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by Borrower; and

            (5) Certificates of Good Standing (including tax good standing for California) (or comparable certificates) for Borrower, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of California and Massachusetts; provided, however, that the Massachusetts Good Standing Certificate need only be delivered on the earlier to occur of (i) the date of the initial Borrowing under this Agreement or (ii) thirty (30) days after the Closing Date.


                                     3.01-1

C.    Financial Statements, Financial Condition, etc.

            (1) A copy of the audited consolidated Financial Statements of Borrower for the fiscal year ended June 30, 1997 prepared by Ernst & Young and a copy of the unqualified opinion delivered by such accountants in connection with such Financial Statements;

            (2) A copy of the 10-Q report filed by Borrower with the Securities and Exchange Commission for the quarter ended December 31, 1997;

            (3) A copy of the 10-K report filed by Borrower with the Securities and Exchange Commission for the fiscal year ended June 30, 1997;

            (4) A certificate of the chief executive officer, president, chief financial officer or treasurer of Borrower, dated the Closing Date, certifying that attached thereto is a true and correct copy of the Cash Investment Guidelines of Borrower as in effect on the Closing Date; and

            (5) Such other financial, business and other information regarding Borrower, or any of its Subsidiaries as Agent may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

D. Opinions. Favorable written opinions from each of the following counsel for Borrower, each dated the Closing Date, addressed to Agent and the Lenders, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent:

            (1) Steve Debenham, in-house counsel for Borrower and its Subsidiaries; and

            (2) Jackson, Tufts, Cole & Black, outside counsel for Borrower and its Subsidiaries.

E.    Other Items.

            (1) Evidence satisfactory to the Agent that (a) if applicable, the proceeds of the initial Loans to be made on the Closing Date will be used to satisfy all outstanding indebtedness of Borrower under the Prior Credit Agreement and (b) that the Prior Credit Agreement is terminated;

            (2) A certificate of the chief executive officer, president, chief financial officer or treasurer of Borrower, addressed to Agent and dated the Closing Date, certifying that:

                  (a) The representations and warranties set forth in Paragraph
            4.01 and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date); and


                                     3.01-2

                  (b) No Event of Default or Default has occurred and is
            continuing as of such date;

            (3) All fees and expenses payable to Agent and the Lenders on or prior to the Closing Date (including all fees payable to Agent pursuant to the Agent's Fee Letter);

            (4) All fees and expenses of Agent's counsel through the Closing
      Date;

            (5) Such Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such jurisdictions as Agent may request to terminate any financing statement evidencing Liens of other Persons, except for any such prior Liens which are expressly permitted by the Credit Agreement to be prior; provided, however, that evidence of such filed Uniform Commercial Code termination statements need only be delivered on the earlier to occur of (i) the date of the initial Borrowing under this Agreement or (ii) thirty (30) days after the Closing Date; and

            (6) Such other evidence as Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.


                                     3.01-3

                                SCHEDULE 4.01(q)

                                  SUBSIDIARIES

                          [To be provided by Borrower]




                                   4.01(q)-1

                                SCHEDULE 5.02(a)

                             PERMITTED INDEBTEDNESS

                          [To be provided by Borrower]



                                   5.02(a)-1

                                SCHEDULE 5.02(e)

                                 PERMITTED LIENS

                          [To be provided by Borrower]



                                    5.02(e)-1

                                    EXHIBIT A

                               NOTICE OF BORROWING

                                     [Date]


ABN AMRO Bank N.V.,
  as Agent
101 California Street, Suite 4550
San Francisco, CA 94111-5812
Attn:  Robert N. Hartinger

      1. Reference is made to that certain Credit Agreement, dated as of April 13, 1998 (the "Credit Agreement"), among Lam Research Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for the Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

      2. Pursuant to Subparagraph 2.01(b) of the Credit Agreement, Borrower hereby irrevocably requests a Borrowing upon the following terms:

            (a) The principal amount of the requested Borrowing is to be $__________;

            (b) The requested Borrowing is to consist of ["Base Rate" or "LIBOR"] Loans;

            (c) If the requested Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be __________ months; and

            (d)   The date of the requested Borrowing is to be __________,
      ____.

      3. Borrower hereby certifies to Agent and the Lenders that, on the date of this Notice of Borrowing and after giving effect to the requested Borrowing:

            (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

            (b) No Default or Event of Default has occurred and is continuing;
      and

            (c) All of the Credit Documents are in full force and effect.

      4. Please disburse the proceeds of the requested Borrowing to ____________
________________________________________________________________________________
________________________________________________________________________________

      IN WITNESS WHEREOF, Borrower has executed this Notice of Borrowing on the date set forth above.

                                    LAM RESEARCH CORPORATION

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT B

                              NOTICE OF CONVERSION

                                     [Date]


ABN AMRO Bank N.V.,
  as Agent
101 California Street, Suite 4550
San Francisco, CA 94111-5812
Attn:  Robert N. Hartinger

      1. Reference is made to that certain Credit Agreement, dated as of April 13, 1998 (the "Credit Agreement"), among Lam Research Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for the Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

      2. Pursuant to Subparagraph 2.01(d) of the Credit Agreement, Borrower hereby irrevocably requests to convert a Borrowing as follows:

            (a) The Borrowing to be converted consists of ["Base Rate" or "LIBOR"] Loans in the aggregate principal amount of $__________ which were initially advanced to Borrower on __________, ____;

            (b) The Loans in the Borrowing are to be converted into ["Base Rate" or "LIBOR"] Loans;

            (c) If such Loans are to be converted into LIBOR Loans, the initial Interest Period for such Loans commencing upon conversion will be __________ months; and

            (d)   The date of the requested conversion is to be __________,
      ____.

      3. Borrower hereby certifies to Agent and the Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion:

            (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

            (b) No Default or Event of Default has occurred and is continuing;
      and

            (c) All of the Credit Documents are in full force and effect.

      IN WITNESS WHEREOF, Borrower has executed this Notice of Conversion on the date set forth above.

                                    LAM RESEARCH CORPORATION

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT C

                       NOTICE OF INTEREST PERIOD SELECTION

                                     [Date]


ABN AMRO Bank N.V.
  as Agent
101 California Street, Suite 4550
San Francisco, CA 94111-5812
Attn:  Robert N. Hartinger

      1. Reference is made to that certain Credit Agreement, dated as of April 13, 1998 (the "Credit Agreement"), among Lam Research Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for the Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

      2. Pursuant to Subparagraph 2.01(e) of the Credit Agreement, Borrower hereby irrevocably selects a new Interest Period for a Borrowing as follows:

            (a) The Borrowing for which a new Interest Period is to be selected consists of ["Base Rate" or "LIBOR"] Loans in the aggregate principal amount of $__________ which were initially advanced to Borrower on __________, ____;

            (b) The last day of the current Interest Period for such Loans is ___________, ____; and

            (c) The next Interest Period for such Loans commencing upon the last day of the current Interest Period is to be _________ months.

      3. Borrower hereby certifies to the Agents and the Lenders that, on the date of this Notice of Interest Period Selection, and after giving effect to the requested selection:

            (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

            (b) No Default or Event of Default has occurred and is continuing;
      and

            (c) All of the Credit Documents are in full force and effect.

      IN WITNESS WHEREOF, Borrower has executed this Notice of Interest Period Selection on the date set forth above.

                                    LAM RESEARCH CORPORATION

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT D

                                      NOTE


$______________                                 ____________________, __________

                                                          ________________, ____

      FOR VALUE RECEIVED, LAM RESEARCH CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of ____________________, a ____________________ ("Lender"), the principal sum of ______________________
DOLLARS ($__________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below (as amended from time to time, the "Credit Agreement"), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

      Borrower shall make all payments hereunder, for the account of Lender's Applicable Lending Office, to Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

      Borrower hereby authorizes Lender to record on the schedule(s) annexed to this note the date and amount of each Loan and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of Lender to make any such notation shall not affect Borrower's obligations hereunder.

      This note is one of the Notes referred to in the Credit Agreement, dated as of April 13, 1998, among Borrower, Lender and the other financial institutions from time to time parties thereto (collectively, the "Lenders") and ABN AMRO Bank N.V., as agent for the Lenders. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

      The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

      Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.

                                    LAM RESEARCH CORPORATION

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                         LOANS AND PAYMENTS OF PRINCIPAL

----------------------------------------------------------------------------------------------------------------------
                                                                       Amount of        Unpaid
                       Type            Amount          Interest     Principal Paid     Principal         Notation
      Date            of Loan         of Loan           Period        or Prepaid        Balance          Made By
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                              ASSIGNMENT AGREEMENT


      THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

            (1) The bank designated under item A of Attachment I hereto as the Assignor Lender ("Assignor Lender"); and

            (2) Each bank designated under item B of Attachment I hereto as an Assignee Lender (individually, an "Assignee Lender").

                                    RECITALS

      A. Assignor Lender is one of the banks which is a party to the Credit Agreement dated as of April 13, 1998, by and among Lam Research Corporation ("Borrower,") Assignor Lender and the other financial institutions parties thereto (collectively, the "Lenders") and ABN AMRO Bank N.V., as agent for the banks (in such capacity, "Agent"). (Such credit agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "Credit Agreement").

      B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, a portion of Assignor Lender's rights under the Credit Agreement pursuant to Subparagraph 8.05(c) of the Credit Agreement.

                                    AGREEMENT

      Now, therefore, the parties hereto hereby agree as follows:

      1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

      2. Sale and Assignment. Subject to the terms and conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to each Assignee Lender and each Assignee Lender hereby agrees to purchase, accept and assume an undivided interest in and share of Assignor Lender's rights, obligations and duties under the Credit Agreement and the other Credit Documents equal to the Proportionate Share set forth under the caption "Proportionate Share" opposite such Assignee Lender's name on Attachment I hereto.

      3. Assignment Effective Upon Notice. Upon (a) receipt by Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment I), each of which has been executed by Assignor Lender and each Assignee Lender (and, to the extent required by Subparagraph 8.05(c), by Borrower and Agent) and (b) payment to Agent of the registration and processing fee specified in Subparagraph 8.05(e) by Assignor Lender, Agent will transmit to Borrower, Assignor Lender and each Assignee Lender an Assignment Effective Notice substantially in the form of Attachment II hereto (an "Assignment Effective Notice"). Such Assignment Effective Notice shall set forth the date on which the assignment effected by this Assignment Agreement shall become effective (the "Assignment Effective Date"), which date shall be the fifth Business Day following the date of such Assignment Effective Notice.

      4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, each Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and such Assignee Lender (the "Purchase Price"), for the Proportionate Share purchased by such Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by each Assignee Lender, the sale, assignment and delegation to such Assignee Lender of such Proportionate Share as described in Paragraph 2 hereof shall become effective.

      5. Payments After the Assignment Effective Date. Assignor Lender and each Assignee Lender hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

            (a) All principal payments on outstanding Loans that would otherwise be payable from and after the Assignment Effective Date to or for the account of Assignor Lender pursuant to the Credit Agreement and the other Credit Documents shall, instead, be payable to or for the account of Assignor Lender and the applicable Assignee Lender, as the case may be, in accordance with the respective Proportionate Share of each as reflected in Attachment I to this Assignment Agreement.

            (b) All interest, fees and other amounts accrued (including amounts accrued prior to the Assignment Effective Date) or payable pursuant to the Credit Agreement and the other Credit Documents with respect to each Proportionate Share assigned to an Assignee Lender pursuant to this Assignment Agreement, shall from and after the Assignment Effective Date be payable to such Assignee Lender.

Assignor Lender and each Assignee Lender have made separate arrangements for (i) the payment by Assignor Lender to such Assignee Lender of any principal, interest, fees or other amounts previously received or otherwise payable to Assignor Lender hereunder if Assignor Lender and such Assignee Lender have otherwise agreed that such Assignee Lender is entitled to receive any such amounts and (ii) the payment by such Assignee Lender to Assignor Lender of any principal, interest, fees or other amounts payable to such Assignee Lender hereunder if Assignor Lender and such Assignee Lender have otherwise agreed that Assignor Lender is entitled to receive any such amounts.

      6. Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to Agent the Notes payable to Assignor Lender. On or prior to the

Assignment Effective Date, Borrower will deliver to Agent Notes for each Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitments (as adjusted pursuant to this Assignment Agreement). As provided in Subparagraph 8.05(c) of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Assignment Effective Date, Agent will send to each of Assignor Lender and the Assignee Lenders its new Notes and will send to Borrower the superseded Notes of Assignor Lender, marked "Replaced."

      7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to each Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

      8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

      9. Further Representations, Warranties and Covenants. Assignor Lender and each Assignee Lender further represent and warrant to and covenant with each other, Agent and the Lenders as follows:

            (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished.

            (b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its obligations under the Credit Agreement or any other Credit Documents.

            (c) Each Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

            (d) Each Assignee Lender will, independently and without reliance upon Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

            (e) Each Assignee Lender appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VII of the Credit Agreement.

            (f) Each Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

            (g) Attachment I hereto sets forth the revised Proportionate Shares of Assignor Lender and each Assignee Lender as well as administrative information with respect to each Assignee Lender.

      10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) each Assignee Lender shall be a Lender with a Proportionate Share as set forth on Attachment I hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Proportionate Share as set forth on Attachment I hereto, or, if the Proportionate Share of Assignor Lender has been reduced to 0%, Assignor Lender shall cease to be a Lender.

      11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment I hereto.

                                    ------------------------------,
                                    as Assignor Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                    ------------------------------,
                                    as Assignor Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    ------------------------------,
                                    as Assignor Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                    ------------------------------,
                                    as Assignor Lender

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


CONSENTED TO AND ACKNOWLEDGED BY:


--------------------------------------

By:
    ----------------------------------
    Name:
           ---------------------------
    Title:
           ---------------------------

                                      ,
--------------------------------------
as Agent

By:
    ----------------------------------
    Name:
           ---------------------------
    Title:
           ---------------------------


ACCEPTED FOR RECORDATION IN REGISTER:


--------------------------------------
as Agent

By:
    ----------------------------------
    Name:
           ---------------------------
    Title:
           ---------------------------

                                  ATTACHMENT I
                             TO ASSIGNMENT AGREEMENT

                    NAMES, ADDRESSES AND PROPORTIONATE SHARES
            OF ASSIGNOR LENDER AND ASSIGNEE LENDERS AFTER ASSIGNMENT

                              ______________, ____

A.       ASSIGNOR LENDER                                  Proportionate Share*
         ---------------                                  --------------------

                                                                      %
         ---------------------------------                        ----

         Applicable Lending Office:

         ---------------------------------

         ---------------------------------

         ---------------------------------

         ---------------------------------

         Address for notices:

         ---------------------------------

         ---------------------------------

         ---------------------------------

         ---------------------------------
         Telephone No:
                        ------------------
         Telecopier No:
                        ------------------

         Wiring Instructions:

         ---------------------------------

         ---------------------------------

B.       ASSIGNEE LENDERS

                                                                      %
         ---------------------------------                        ----

         Applicable Lending Office:

         ---------------------------------

--------

* To be expressed by a percentage rounded to the seventh digit to the right of the decimal point.


                                     E(I)-1

         ---------------------------------

         ---------------------------------

         ---------------------------------

         ---------------------------------

         Address for notices:

         ---------------------------------

         ---------------------------------

         ---------------------------------

         ---------------------------------
         Telephone No:
                        ------------------
         Telecopier No:
                        ------------------

         Wiring Instructions:

         ---------------------------------

         ---------------------------------
                                                                       %
         ---------------------------------                         ----

         Applicable Lending Office:


         ---------------------------------

         ---------------------------------

         ---------------------------------

         ---------------------------------

         Address for notices:

         ---------------------------------

         ---------------------------------

         ---------------------------------

         ---------------------------------
         Telephone No:
                        ------------------
         Telecopier No:
                        ------------------

         Wiring Instructions:

         ---------------------------------

         ---------------------------------


                                     E(I)-2

                                  ATTACHMENT II
                             TO ASSIGNMENT AGREEMENT

                                     FORM OF
                           ASSIGNMENT EFFECTIVE NOTICE

            The undersigned, as agent for the banks under the Credit Agreement, dated as of April 13, 1998 among Lam Research Corporation ("Borrower"), the financial institutions parties thereto (the "Lenders") and ABN AMRO Bank N.V., as agent for the Lenders (in such capacity, "Agent"), acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

      1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be __________ [Insert fifth business day following date of Assignment Effective Notice].

      2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to Agent on or before the Assignment Effective Date the Notes payable to Assignor Lender.

      3. Pursuant to such Assignment Agreement, Borrower is required to deliver to Agent on or before the Assignment Effective Date the following Notes, each dated _________________ [Insert appropriate date]:

      [Describe each new Note for Assignor Lender and each Assignee Lender as to principal amount.]

      4. Pursuant to such Assignment Agreement, each Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.

                                    Very truly yours,

                                    ABN AMRO BANK N.V.,
                                    San Francisco International Branch,
                                    as Agent

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                    E(II)-1